Annual and Special Meeting of Shareholders

Management Information Circular

This Management Information Circular (“Circular”) is furnished in connection with the solicitation of proxies by and on behalf of the management of Stem Cell Therapeutics Corp. (the “Corporation”) for use at the Annual and Special Meeting of the Corporation’s shareholders to be held on May 27, 2014 at the time and place and for the purposes set out in the accompanying Notice of Annual and Special Meeting and any adjournment thereof.

No person has been authorized to give any information or make any representation in connection with any matters to be considered at the Annual and Special Meeting, other than as contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

April 22, 2014

STEM CELL THERAPEUTICS CORP.

Notice of Annual and Special Meeting of Shareholders

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders (the “Meeting”) of Stem Cell Therapeutics Corp. (the “Corporation”) will be held at the offices of the Corporation at 96 Skyway Avenue, Toronto, ON M9W 4Y9, on May 27, 2014, at 5:00 pm (Toronto time), for the following purposes:

1.	to receive the audited consolidated financial statements of the Corporation for the year ended December 31, 2013, together with the auditors’ report thereon;

2.	to elect directors of the Corporation for the ensuing year;

3.

to reappoint Ernst & Young, LLP, Chartered Accountants, Licensed Public Accountants, as auditors of the Corporation for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

4.	to consider, and if deemed advisable, approve the Corporation’s amended and restated stock option plan;

5.	to consider, and if deemed advisable, approve the Corporation’s amended and restated deferred share unit plan;

6.	to consider, and if deemed advisable, approve the Corporation’s amended and restated shareholder rights plan;

7.	to consider, and if deemed advisable, approve the change of name of the Corporation to Trillium Therapeutics Inc.;

8.

to consider, and if deemed advisable, approve the consolidation of the outstanding common shares of the Corporation on the basis of a ratio to be determined by the board of directors of the Corporation in its sole discretion, within a range of one post-consolidation common share for every 10 to 30 outstanding pre-consolidation common shares of the Corporation;

9.	to consider, and if deemed advisable, approve certain amendments to the Corporation’s By-Law No.1; and

10.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Management Information Circular and the form of proxy are prepared in respect of the Meeting accompanying this notice.

Shareholders who are unable to attend the Meeting in person are requested to date, sign and return the enclosed form of proxy in the addressed envelope provided for that purpose.

DATED as of the 22nd day of April, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

“Dr. Calvin Stiller”

Dr. Calvin Stiller
Chairman

In order to be represented by proxy at the Meeting, you must complete, date and sign the enclosed form of proxy or other appropriate form of proxy and, in either case, (i) deliver the completed proxy to Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1, or (ii) vote using the Internet at www.investorvote.com, or (iii) vote using the Telephone at 1-866-732-VOTE(8683) from a touch tone telephone, no later than 48 hours (excluding Saturdays, Sundays and holidays) preceding the date and time of the Meeting, or any adjournment or postponement thereof.

MANAGEMENT INFORMATION CIRCULAR

- ii -

STEM CELL THERAPEUTICS CORP.

96 Skyway Avenue
Toronto, Ontario
M9W 4Y9

MANAGEMENT INFORMATION CIRCULAR

Except where indicated otherwise, the following information is dated as at April 22, 2014 and all dollar amounts are in Canadian dollars.

SOLICITATION OF PROXIES

The information contained in this Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of Stem Cell Therapeutics Corp. (the “Corporation”) for use at the Annual and Special Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Common Shares”) of the Corporation to be held on May 27, 2014 at 5:00 pm (Toronto time) at the offices of the Corporation at 96 Skyway Avenue, Toronto, Ontario, Canada, and at all adjournments or postponements thereof, for the purposes set forth in the Notice of Annual and Special Meeting of Shareholders (the “Notice”).

The solicitation of proxies is being made by or on behalf of the management of the Corporation. The Corporation will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Circular, the Notice, and the form of proxy (collectively, the “Documents”). Copies of the Documents are being sent by mail to those Shareholders entitled to receive notice of the Meeting. The Documents will also be furnished to banks, securities dealers, and clearing agencies (“Intermediaries”) holding in their names Common Shares of the Corporation, beneficially owned by others to forward to such beneficial owners. The Corporation is not sending proxy-related materials directly to non-registered holders who are non-objecting beneficial owners of Common Shares, but will make delivery through such Intermediaries. The Corporation will pay for Intermediaries to deliver proxy-related materials to non-registered holders who are objecting beneficial owners of Common Shares. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers, or other regular employees of the Corporation. No additional compensation will be paid to directors, officers, or other regular employees for such services.

APPOINTMENT OF PROXY HOLDERS

Shareholders may vote at the Meeting in person or by proxy. The persons named in the accompanying form of proxy are directors or executive officers of the Corporation. A Shareholder has the right to appoint a person other than the persons specified in such form of proxy (who need not be a shareholder of the Corporation) to attend and act on behalf of the Shareholder at the Meeting. To exercise this right, a Shareholder may either insert the name of the desired person in the blank space provided in the accompanying form of proxy, or complete another appropriate form of proxy.

Those Shareholders who wish to be represented by proxy at the Meeting, must complete, date and sign the enclosed form of proxy or other appropriate form of proxy and, in either case, (i) deliver the completed proxy to Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1, or (ii) vote using the Internet at www.investorvote.com, or (iii) vote using the Telephone at 1-866-732-VOTE(8683) from a touch tone telephone,, no later than 48 hours (excluding Saturdays, Sundays and holidays) preceding the date and time of the Meeting, or any adjournment or postponement thereof.

REVOCABILITY OF PROXY

A Shareholder who has given a proxy may revoke it by depositing an instrument in writing executed by the Shareholder or by his attorney, authorized in writing, or if the Shareholder is a body corporate, under its corporate seal or by an officer or attorney thereof duly authorized, to Computershare Investor Services Inc., by delivery to 100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1, any time up to 4:30 pm (Toronto time) on the business day immediately preceding the date of the Meeting, or any adjournment or postponement thereof, or (ii) with the Chair of the Meeting on the day of the Meeting, or any adjournment or postponement thereof, prior to the time of voting and, upon either of such deposits, the earlier proxy shall be revoked.

VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

The executive officers named in the enclosed form of proxy will vote or withhold from voting the Common Shares for which they are appointed proxy holders in accordance with the instructions of the Shareholder indicated on the form of proxy. In the absence of such instructions, the executive officers named in the enclosed form of proxy intend to vote the Common Shares represented by the proxy IN FAVOUR of each motion put forth by management of the Corporation.

If a Shareholder appoints a person, other than the executive officers named in the accompanying form of proxy to represent it, such person will vote the Common Shares for which they are appointed proxy holder in accordance with the instructions of the Shareholder indicated on the form of proxy. In the absence of such instructions, such person may vote the Common Shares for which they are appointed proxy holder at their discretion.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations of matters identified in the Notice, and with respect to any other matters, if any, which may properly come before the Meeting. At the time of printing of this Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendments, variations or other matters which are not now known to management should properly come before the Meeting, the persons named in the form of proxy will vote on such other business in accordance with their best judgment.

VOTING SHARES AND THE PRINCIPAL HOLDERS THEREOF

As at April 22, 2014, the Corporation has 124,377,031 Common Shares outstanding, each carrying the right to one vote. Only the holders of Common Shares of record at the close of business on April 22, 2014 (the “Record Date”) will be entitled to notice of, and to attend and vote at, the Meeting. Any transferee or person acquiring Common Shares after the Record Date may, on proof of ownership of such Common Shares, make a written demand, not later than 10 days before the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting, in which case the transferee will be entitled to vote his or her Common Shares at the Meeting or any adjournment or postponement thereof.

As at the date hereof, to the knowledge of the directors and executive officers of the Corporation, no person beneficially owns, directly or indirectly or exercises control or direction over more than 10% of the issued and outstanding Common Shares of the Corporation.

As at April 22, 2014, the Corporation has 77,895,165 Series I Non-Voting Convertible First Preferred Shares outstanding. The holders of Series I Non-Voting Convertible First Preferred Shares shall be entitled to receive notice of and to attend the Meeting but shall not be entitled to vote with respect to the matters to be presented for approval at the Meeting as described in this information circular.

ADVICE TO BENEFICIAL HOLDERS OF SECURITIES

The information set forth in this section is provided to beneficial holders of Common Shares of the Corporation who do not hold their Common Shares in their own name (“Beneficial Shareholders”). Beneficial Shareholders should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Beneficial Shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the Beneficial Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, the brokers or nominees are prohibited from voting Common Shares for their clients. The Corporation does not know for whose benefit the Common Shares registered in the name of CDS & Co. are held. Therefore, Beneficial Shareholders cannot be recognized at the Meeting for the purposes of voting the Common Shares in person or by way of proxy except as set forth below.

Applicable regulatory policy requires intermediaries or brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary or broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered Shareholders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Solutions (“Broadridge”) in the United States and Canada. Broadridge typically applies a special sticker to proxy forms, mails those forms to the Beneficial Shareholders and requests the Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy from Broadridge cannot use that proxy to vote Common Shares directly at the Meeting as the proxy must be returned as directed by Broadridge well in advance of the Meeting in order to have the Common Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered Shareholder and vote Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered Shareholder should enter their own name in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

In addition, a proxy may be revoked by the Shareholder executing another form of proxy bearing a later date and depositing same at the offices of the Registrar and Transfer Agent of the Corporation within the time period set out under the heading “Revocability of Proxy”, or by the Shareholder personally attending the Meeting and voting his or her Common Shares.

IF YOU ARE A BENEFICIAL SHAREHOLDER AND WISH TO VOTE IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BROKER OR AGENT WELL IN ADVANCE OF THE MEETING TO DETERMINE HOW YOU CAN DO SO.

BUSINESS OF THE MEETING

At the Meeting, Shareholders will be asked:

1.	to receive the audited consolidated financial statements of the Corporation for the year ended December 31, 2013, together with the auditors’ report thereon;

2.	to elect directors of the Corporation for the ensuing year;

3.

to reappoint Ernst & Young, LLP, Chartered Accountants, Licensed Public Accountants, as auditors of the Corporation for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

4.	to consider, and if deemed advisable, approve the Corporation’s amended and restated stock option plan;

5.	to consider, and if deemed advisable, approve the Corporation’s amended and restated deferred share unit plan (“DSU Plan”);

6.	to consider, and if deemed advisable, approve the Corporation’s amended and restated shareholder rights plan;

7.	to consider, and if deemed advisable, approve the change of name of the Corporation to Trillium Therapeutics Inc.;

8.

to consider, and if deemed advisable, approve the consolidation of the outstanding common shares of the Corporation on the basis of a ratio to be determined by the board of directors of the Corporation in its sole discretion, within a range of one post-consolidation common share for every 10 to 30 outstanding pre-consolidation common shares of the Corporation;

9.

to consider, and if deemed advisable, approve certain amendments to the Corporation’s By-Law No.1, to provide for: (i) the electronic direct registration of the Corporation’s securities in a security holder’s name and allow such securities to be transferred electronically; and (ii) the quorum for shareholders meetings to be two persons holding at least 33 1/3% of the issued shares as more particularly described below; and

10.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Audited Consolidated Financial Statements and Auditors’ Report

The Corporation’s audited consolidated financial statements for the year ended December 31, 2013, and the auditors’ report thereon will be submitted at the Meeting. No vote will be taken regarding the Corporation’s audited consolidated financial statements.

Election of Directors

The articles of the Corporation provide that the Corporation have not less than three and not more than ten directors, with the actual number of directors holding office from time to time to be determined by the board of directors (the “Board of Directors”). Currently, the Board of Directors is comprised of seven members, all of whom will be standing for re-election at the Meeting. Accordingly, seven directors are proposed to be elected at the Meeting. All directors so elected will, subject to the by-laws of the Corporation and to applicable laws, hold office until the close of the next annual meeting of Shareholders, or until their respective successors are elected or appointed.

All of the nominees are now members of the Board of Directors and have been since the dates indicated below. The term of each current director’s appointment will expire at the Meeting. At the Meeting, the nominees will be voted on individually and in accordance with applicable Canadian securities legislation, the voting results for each nominee will be publicly disclosed.

The persons designated in the enclosed proxy form, unless instructed otherwise, intend to vote FOR the election of the following nominees. Management of the Corporation does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason at or prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion.

The following table sets forth for all persons proposed to be nominated for election as directors, the positions and offices with the Corporation now held by them, their present principal occupation and principal occupation for the preceding five years, if applicable, the periods during which they have served as directors of the Corporation and the number of Common Shares of the Corporation beneficially owned, directly or indirectly, by each of them, or over which they exercise control or direction as of April 22, 2014.

Number of
Name and Municipality	Current Positions and	Principal Occupation in the		Common
of Residence	Offices Held	Past Five Years	Director Since	Shares

Mr. Luke Beshar(1)	Director	January 2012 to present: EVP	March 10, 2014	Nil
and CFO, NPS Pharmaceuticals,
New Jersey, USA		Inc. a global biopharmaceutical
company; 2009 to December
2011: SVP and CFO, NPS
Pharmaceuticals, Inc.

Dr. Henry Friesen(1)(3)	Director	October 2009 to present:	June 28, 2011	Nil
Manitoba, Canada		Distinguished University
Professor Emeritus, University of
Manitoba

Dr. Robert Kirkman(1)(2)	Director	2009 to present: President and	December 17, 2013	Nil
Washington, USA		CEO, Oncothyreon Inc., an
oncology-focused biotechnology
company.

Dr. Michael Moore(2)(3)	Director	2009 to present: Chairman/	April 9, 2013	Nil
Berkshire, United		Director of a number of private
Kingdom		biopharmaceutical companies in
the UK; 2009 to March 2013:
Chairman, Trillium Therapeutics
Inc.

Dr. Thomas	Director	Feb 2013 to present:	March 10, 2014	Nil
Reynolds(2)(3)		independent biotechnology
Washington, USA		consultant; 2009 to January
2013: Chief Medical Officer,
Seattle Genetics, Inc., a
biotechnology company focused
on antibody-based therapies for
the treatment of cancer.

Dr. Niclas Stiernholm	President and CEO,	April 2013 to present: President	July 18, 2011	Nil
Ontario, Canada	Director	and CEO of the Corporation
2009 - present: CEO of Trillium

Dr. Calvin Stiller	Director, Chairman	2009 - present: Chair, BioQuest	July 18, 2011	890,000
Ontario, Canada		Innovations Inc.; Chair/ Director,
Ontario Institute for Cancer
Research; Professor Emeritus,
Western University

Notes:
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

Due to the small number of employees of the Corporation and with a majority of directors being independent, for 2012 the Board of Directors considered Corporate Governance and Compensation matters directly rather than through committees of the Board. On April 8, 2013 the Board of Directors formed a Compensation Committee and a Corporate Governance and Nominating Committee.

Appointment and Remuneration of the Auditors

Ernst & Young LLP, Chartered Accountants, Licensed Public Accountants, have been the auditors of the Corporation since August 25, 2004. The Board of Directors has proposed that Ernst & Young LLP be reappointed as the Corporation’s independent auditors for the year ending December 31, 2014 and that the Board of Directors be authorized to fix the auditors’ remuneration. A majority of the votes voted by the Shareholders represented at the Meeting is required to approve the appointment of the Corporation’s auditors.

Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote at the Meeting IN FAVOUR of the reappointment of Ernst & Young LLP as the Corporation’s auditors and the authorization of the Board of Directors to fix the auditors’ remuneration.

Approval of the Stock Option Plan

On the graduation to the Toronto Stock Exchange (“TSX”) from the TSX Venture Exchange (“TSXV”), the Corporation’s stock option plan (the “2012 Stock Option Plan”), approved at the last annual meeting of Shareholders on October 17, 2013, has been amended and restated (the “2014 Stock Option Plan”) to conform with the TSX’s rules and to provide that the 2014 Stock Option Plan provides a stock option pool equal to 10% of the sum of the outstanding Common Shares plus the number of Common Shares into which the outstanding Series I Non-Voting First Preferred Shares of the Corporation (“Series I Preferred Shares”) may be converted in accordance with their terms.

Shareholders will be asked to vote on a resolution to approve the 2014 Stock Option Plan at the Meeting (the “Stock Option Plan Resolution”). A copy of the complete 2014 Stock Option Plan is attached as Schedule “B” to this Circular, with black-lines highlighting all the amendments to the plan. The following is a summary of the 2014 Stock Option Plan, which is qualified in its entirety by reference to the text of the 2014 Stock Option Plan. All capitalized terms used in this section under the heading, “Approval of Stock Option Plan”, that are not specifically defined herein shall have the meanings ascribed to them in the 2014 Stock Option Plan.

Administration by the Board of Directors

The 2014 Stock Option Plan is administered by the Board of Directors which has final authority and discretion, subject to the express provisions of the 2014 Stock Option Plan, to interpret the 2014 Stock Option Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the 2014 Stock Option Plan. This includes the discretion of the Board of Directors to decide who will participate in the 2014 Stock Option Plan, including directors, officers, employees or consultants (the “Participants”). The Board of Directors also has authority to delegate its duties to the Compensation Committee.

Expiry

Options granted under the 2014 Stock Option Plan (the “Options”) are non-transferable, expire not later than ten years from the date of issuance and are exercisable as determined by the Board of Directors. In addition, notwithstanding the expiration date applicable to any Option, if an Option would otherwise expire during or immediately after a Blackout Period (as defined in the 2014 Stock Option Plan), then the expiration date of such Option shall be the 10th business day following the expiration of the Blackout Period, provided that in no event shall the period during which said Option is exercisable be extended beyond 10 years from the date such Option is granted to the Participant.

Exercise Price

The exercise price payable in respect of each Option may not be lower than the volume weighted average trading price of the Common Shares on the TSX over a period of five days preceding the date of grant.

Insider Participation Limit

The aggregate number of Common Shares issuable (or reserved for issuance) to Insider Participants under the 2014 Stock Option Plan or any other security-based compensation arrangement of the Corporation and its affiliates (including, without limitation, the Corporation’s 2014 DSU Plan), may not at any time exceed 10% of the combined total number of Common Shares issued and outstanding (on a non-diluted basis) and the total number of Common Shares into which the outstanding Series I Preferred Shares may be converted. Common Shares issued to Insider Participants under the 2014 Stock Option Plan or any other security-based arrangement of the Corporation within a one-year period may not exceed 10% of the total number of Common Shares issued and outstanding (on a non-diluted basis) plus 10% of the total number of Common Shares into which the outstanding Series I Preferred Shares may be converted.

Amendment Provisions

The Board of Directors has the discretion to make amendments to the 2014 Stock Option Plan and any Options granted thereunder which it may deem necessary, without having to obtain Shareholder approval. Such changes include, without limitation:

a)	minor changes of a “housekeeping” nature;

b)

amending Options under the 2014 Stock Option Plan, including with respect to the Option Period (provided that the period during which an Option is exercisable does not exceed ten years from the date the Option is granted and that such Option is not held by an Insider Participant), vesting period, exercise method and frequency, exercise price of an Option (provided that such Option is not held by an Insider Participant) and method of determining the exercise price, assignability and effect of termination of a Participant’s employment or cessation of the Participant’s directorship;

c)	changing the class of Participants eligible to participate under the 2014 Stock Option Plan;

d)

accelerating vesting or extending the expiration date of any Option (provided that such Option is not held by an Insider Participant), provided that the period during which an Option is exercisable does not exceed 10 years from the date the Option is granted;

e)	changing the terms and conditions of any financial assistance which may be provided by the Company to Participants to facilitate the purchase of Common Shares under the 2014 Stock Option Plan; and

f)	adding a cashless exercise feature, payable in cash or securities, whether or not providing for a full deduction of the number of underlying Common Shares from the 2014 Stock Option Plan reserve.

Shareholder approval will be required in the case of: (i) any amendment to the amendment provisions of the 2014 Stock Option Plan; (ii) any increase in the maximum number of Common Shares issuable under the 2014 Stock Option Plan; and (iii) any reduction in the exercise price or extension of the Option Period benefiting an Insider Participant, in addition to such other matters that may require Shareholder approval under the rules and policies of the TSX.

Termination, Resignation, Death, etc.

Options granted under the 2014 Stock Option Plan are, and they will be, evidenced by an option agreement entered between the Participant and the Corporation. Options granted under the plan terminate immediately if a Participant is dismissed with cause. If a Participant ceases to hold any position as a Participant, by reason of retirement, resignation or disability, the vested options terminate within 120 days from cessation. Under the 2014 Stock Option Plan, the Board of Directors has been provided with discretion to extend the time to termination for cessation beyond 120 days but no longer than the normal expiry of the Option.

Under the 2014 Stock Option Plan, if a Participant dies, his options may be exercised by his legal representatives during the period of (and they shall terminate) one year following the date to the extent they were exercisable on the date of death. If a Participant ceases to be a director, officer or employee of, or consultant to, the Corporation or of one of its subsidiaries as a result of disability or illness preventing the Participant from performing the duties routinely performed by such Participant, vested options terminate 180 days from the date that the Participant ceases to serve in such capacities (or until the normal expiry date of the Options if earlier).

Change of Control

The 2014 Stock Option Plan provides that any Options outstanding immediately prior to the occurrence of a Change of Control (as defined in the plan), but which are not then exercisable, shall immediately vest and become fully exercisable upon the occurrence of a Change of Control.

Maximum Limit

The 2014 Stock Option Plan is a “rolling” and “reloading” stock option plan, meaning that Options may be granted for no more than 10% of the total number of Common Shares issued and outstanding (on a non-diluted basis) plus 10% of the total number of Common Shares into which the outstanding Series I Preferred Shares may be converted in accordance with their terms less the number of any Common Shares reserved for issuance to insiders of the Corporation pursuant to the DSU Plan. At April 22, 2014, the maximum number of Options available for granting is 8,922,655, being 10% of the 124,377,031 issued and outstanding Common Shares and 10% of the 77,895,165 issued and outstanding Series I Preferred Shares less the 11,304,565 outstanding stock options, in each case as at April 22, 2014. See “Approval of Deferred Share Unit Plan”. Each exercise of Options will result in a corresponding increase in the number of Options available for granting under the 2014 Stock Option Plan, up to the 10% aggregate maximum limit. There are additional restrictions in the 2014 Stock Option Plan with regard to the number of Options that may be granted which include the restriction that the aggregate number of Options granted in any 12 month period to any one person cannot exceed 5% of the aggregate total number of issued and outstanding Common Shares (on a non-diluted basis) and Common Shares into which the outstanding Series I Preferred Shares may be converted in accordance with their terms.

As at the date of this Circular, options to acquire 11,304,565 Common Shares of the Corporation are outstanding.

Shareholder Approval

The following is the text of the Stock Option Plan Resolution which will be put forward for approval by the Shareholders at the Meeting:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

(a)	The Amended and Restated 2014 Stock Option Plan is approved.

(b)

Any director or officer of the Corporation is authorized, for and on behalf of the Corporation, to execute and deliver such other documents and instruments and take such other action as he may determine to be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions by such director or officer.”

Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote at the Meeting FOR approving the 2014 Stock Option Plan.

Recommendation of the Board

The Board of Directors unanimously recommends that Shareholders ratify, confirm and approve the 2014 DSU Plan by voting FOR the Stock Option Plan Resolution.

Approval of the Deferred Share Unit Plan

On the graduation to the TSX from the TSXV, the DSU Plan, approved at the last annual meeting of Shareholders on October 17, 2013, has been amended and restated (the “2014 DSU Plan”) to conform with the TSX’s rules, to provide that the definition of “Outstanding Issue” in the DSU Plan now include the addition of the number of Common Shares into which the issued and outstanding Series I Preferred Shares may be converted in accordance with their terms and to include a reference to the TSX when referring to the exchanges on which the Common Shares trade. Shareholders are being asked to approve the 2014 DSU Plan, which has been conditionally accepted by the TSX.

The 2014 DSU Plan is intended to promote a greater alignment of long-term interests between non-executive directors and executive officers of the Corporation and its shareholders through the issuance of deferred share units (“DSUs”).

Since the value of a DSU increases or decreases with the market price of the Common Shares, DSUs reflect a philosophy of aligning the interests of directors and executive officers with those of the Shareholders by tying compensation to share price performance.

The Board of Directors intends to use DSUs issued under the 2014 DSU Plan, as well as Options issued under the 2014 Stock Option Plan, as part of the Corporation’s overall director and executive officer compensation program.

Shareholders will be asked to vote on a resolution to approve the 2014 DSU Plan at the Meeting (the “DSU Plan Resolution”). A copy of the complete 2014 DSU Plan is attached as Schedule “C” to this Circular, with black-lines highlighting all amendments to the plan. The following is a summary of the 2014 DSU Plan, which is qualified in its entirety by reference to the text of the 2014 DSU Plan. All capitalized terms used in this section under the heading, “Approval of Deferred Share Unit Plan”, that are not specifically defined herein shall have the meanings ascribed to them in the 2014 DSU Plan.

Description of the 2014 DSU Plan

The 2014 DSU Plan provides that, subject to the terms of the 2014 DSU Plan and such other conditions as the Board of Directors (or Compensation Committee of the Board of Directors after delegation by authority from the Board of Directors) may impose, an executive officer or director of the Corporation (an “Eligible Person”) shall receive his or her Total Compensation in the form of DSUs. The term, “Total Compensation” includes annual and special bonuses payable to directors and executive officers and, in the case of directors, directors fees (including annual board retainers, fees for serving as Chair of the Board of Directors and/or as a Chair or member of any committee of the Board of Directors, for attending meetings of the Board of Directors or any committee thereof, and any other fees payable to directors) in the form of DSUs. The Board of Directors may use DSUs to pay bonuses and directors fees either alone or in conjunction with cash, or any combination of DSUs and cash.

The number of DSUs (including fractional DSUs, computed to three digits) to be credited to an Eligible Person for services will be determined by dividing the Awarded Amount by the Fair Market Value as at the last trading day before the date the Awarded Amount is declared by the Board of Directors. “Fair Market Value” of the Common Shares is the volume weighted average trading price of the Common Shares on the TSX for the five days immediately preceding the date in question.

An Eligible Person who has ceased to be a director or executive officer (other than as a result of death) may elect to receive one Common Share in respect of each whole DSU credited to the Eligible Person’s account by filing with the Corporation a notice of redemption in the form and by the time stipulated in the 2014 DSU Plan.

If the Eligible Person does not make the election on a timely basis, the Eligible Person will be deemed to have elected to redeem all of his or her DSUs.

The issuance of the Common Shares will be made by the Corporation as soon as reasonably possible following the election to redeem the DSUs, or being deemed to have been made, by the Eligible Person.

Maximum Number of Shares issuable under the Plan

The “Outstanding Issue” means the combined total of the number of Common Shares outstanding and the number of Common shares into which the Series I Preferred Shares outstanding (on a non-diluted basis) may be converted in accordance with their terms. The maximum number of Common Shares reserved for issuance under the 2014 DSU Plan is 2,000,000, which is approximately 1.0% of the current Outstanding Issue.

The 2014 DSU Plan provides that the maximum number of Common Shares that may be reserved for issuance to insiders (as that term is defined in the TSX’s rules) pursuant to the 2014 DSU Plan, together with any Common Shares issuable pursuant to any other securities-based compensation arrangement of the Corporation (including the 2014 Stock Option Plan), will not exceed 10% of the Outstanding Issue.

In addition, the maximum number of Common Shares that may be issued to insiders under the 2014 DSU Plan, together with any Common Shares issued to insiders pursuant to any other securities-based compensation arrangement of the Corporation (including the 2014 Stock Option Plan), within any one year period, will not exceed 10% of the Outstanding Issue. Also, in no event, may the number of Common Shares reserved for issuance to any one person pursuant to the 2014 DSU Plan and the 2014 Stock Option Plan exceed 5% of the Outstanding Issue.

Transferability

DSUs and any other rights, benefits or interests in the 2014 DSU Plan are non-transferable, except that if the Eligible Person dies, the legal representatives of the Eligible Person will be entitled to receive the amount of any payment otherwise payable to the Eligible Person in accordance with the provisions 2014 DSU Plan.

Amendments to the 2014 DSU Plan

The Board of Directors has the discretion to make amendments to the 2014 DSU Plan and any DSUs granted thereunder which it may deem necessary, without having to obtain Shareholder approval. Such changes may include, without limitation:

a)	minor changes of a “housekeeping” nature;

b)

amending the terms of DSUs under the 2014 DSU Plan and method of determining the Awarded Amount and the number of DSUs that may be issued to an Eligible Person, and the assignability and effect of Terminated Service of an Eligible Person;

c)	changing the class of Eligible Persons; and

d)	changing the method and procedures to be followed with regard to the issuance of DSUs under the 2014 DSU Plan.

Shareholder approval will be required in the case of: (i) any amendment to the amendment provisions of the 2014 DSU Plan; (ii) any increase in the maximum number of Common Shares issuable under the 2014 DSU Plan; and (iii) such other matters that may require shareholder approval under the rules and policies of the TSX.

Termination of Service

An Eligible Person who has Terminated Service may elect to receive one Common Share in respect of each whole DSU credited to the Eligible Person's account, by filing with the President of the Corporation a notice of redemption in the form prescribed from time to time by the Corporation on or before December 15 of the first calendar year commencing after the date on which the Eligible Person has Terminated Service. If the Eligible Person fails to file such notice on or before that December 15, the Eligible Person will be deemed to have filed with the President of the Corporation a notice of redemption on that December 15 and will be deemed to have elected to redeem all of his or her DSUs. The date on which a notice is filed or deemed to be filed with the Secretary of the Corporation is the “Filing Date”. The Corporation may defer the Filing Date to any other date if such deferral is, in the sole opinion of the Company, desirable to ensure compliance the 2014 DSU Plan. There are no causes of cessation of entitlement under the 2014 DSU Plan, including termination for or without cause.

In the event of the death of an Eligible Person, the Company will, within two months of the Eligible Person's death, pay cash equal to the Fair Market Value of the Shares which would be deliverable to the Eligible Person if the Eligible Person had Terminated Service in respect of the Deferred Share Units credited to the deceased Eligible Person's account (net of any Applicable Withholding Tax) to or for the benefit of the legal representative of the Eligible Person. The Fair Market Value will be calculated on the date of death of the Eligible Person.

As of the date of the Circular, no DSUs have been issued.

Shareholder Approval

The following is the text of the DSU Plan Resolution which will be put forward for approval by the Shareholders at the Meeting:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

(a)

The Amended and Restated Deferred Share Unit Plan of the Corporation, as described in the Management Information Circular of the Corporation dated April 22, 2014, and in the form filed with the Canadian Securities Administrators and appearing on SEDAR at www.sedar.com, is hereby approved.

(b)

Any one officer or director of the Corporation is authorized to take such steps or execute such documents, whether or not under corporate seal, which are in his or her opinion necessary or advisable in order to give effect to this resolution.”

Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote at the Meeting FOR approving the 2014 DSU Plan.

Recommendation of the Board

The Board of Directors unanimously recommends that Shareholders ratify, confirm and approve the 2014 DSU Plan by voting FOR the DSU Plan Resolution.

Approval of the Shareholder Rights Plan

The Corporation originally implemented a shareholder rights plan on September 16, 2013 between the Corporation and Computershare Trust Company of Canada, which was approved by Shareholders at the last annual meeting of Shareholders on October 17, 2013 (the “2013 Rights Plan”). The Board of Directors has now approved, subject to Shareholder approval, amendments to the 2013 Rights Plan (the “Rights Plan Amendment” which together with the 2013 Rights Plan may be referred to as the “Rights Plan”). At the Meeting, the Shareholders will be asked to pass an ordinary resolution approving the Rights Plan Amendment (the “Rights Plan Resolution”).

The Board of Directors has determined that the Rights Plan is in the best interests of the Corporation and unanimously recommends that the Shareholders vote in favour of the Rights Plan Resolution. The Rights Plan was not adopted in response to any specific proposal or intention to acquire control of the Corporation.

Change of Rights Agent

Pursuant to an Assignment Agreement dated April 22, 2014, Computershare Trust Company of Canada (“CTCC”), the Corporation’s duly appointed Rights Agent under the Rights Plan transferred and assigned its rights, powers, duties and obligations under the Rights Plan to Computershare Investor Services Inc. (“CISI”). The Corporation consented to such transfer and assignment from CTCC to CISI. Effective, April 28, 2014, CISI will become the new Rights Agent under the Rights Plan.

Rights Plan Amendment

The 2013 Rights Plan provides that any amendments must be approved by the TSX Venture Exchange (“TSXV”). With the Corporation’s graduation to the TSX, the reference in the plan to the requirement of the TSXV’s approval of amendments to the plan has been amended to reference that any such amendments to the plan would require the approval of the TSX.

References in the 2013 Rights Plan to “Computershare Trust Company of Canada” as the Rights Agent have been amended to refer to “Computershare Investor Services Inc.” as the new Rights Agent pursuant to the Assignment Agreement dated April 22, 2014.

Purpose of the Rights Plan

Many public companies in Canada have shareholder rights plans in effect. While securities legislation in Canada requires a take-over bid to be open for at least 35 days, the Board of Directors is concerned that this is too short a time for companies that are subject to unsolicited take-over bids to be able to respond to ensure that shareholders are offered full and fair value for their shares. The Rights Plan is designed to give the Corporation’s Shareholders sufficient time to properly assess a take-over bid without undue pressure and to give the Board of Directors time to consider alternatives designed to allow the Corporation’s Shareholders to receive full and fair value for their Common Shares.

The Board of Directors is also concerned that current Canadian take-over bid rules permit a person or company to obtain control or effective control of the Corporation without treating all Shareholders equally.

The Rights Plan is not intended to prevent a take-over bid or deter offers for Common Shares. It is designed to encourage any bidder to provide Shareholders with equal treatment and full and fair value for their Common Shares. A summary of the Rights Plan is found below.

Board Review of the Rights Plan

In adopting the Rights Plan and recommending that Shareholders vote in favour of the Rights Plan Resolution, the Board of Directors considered matters including experience of other issuers with rights plans in the context of take-over bids, judicial and regulatory consideration of shareholder rights plans, the terms and conditions of rights plans adopted by other Canadian companies and the commentary of the investment community on rights plans, including the published proxy voting guidelines.

It is not the intention of the Board of Directors, in adopting the Rights Plan and proposing that it be approved by Shareholders, to secure the continuance in office of the existing members of the Board of Directors or management, or to avoid an acquisition of control of the Corporation in a transaction that is fair and in the best interests of Shareholders. The Rights Plan will not detract from or lessen the duty of the Board of Directors to act honestly and in good faith with a view to the best interests of the Corporation. The Board of Directors will continue to have the duty and power to take such actions and make such recommendations to Shareholders of the Corporation as are considered appropriate.

Summary of the Rights Plan

The following is a summary of the principal terms of the Rights Plan, which is qualified in its entirety by reference to the text of the Rights Plan. A copy of the complete 2013 Rights Plan has been filed with the Canadian Securities Administrators and is available on SEDAR at www.sedar.com. All capitalized terms used in this summary without definition have the meanings attributed to them in the Rights Plan.

Effective Date and Term

The 2013 Rights Plan came into effect on September 16, 2013 and the Rights Plan Amendment was approved by the Board of Directors on April 17, 2014. Subject to approval and periodic confirmation by Shareholders of the Corporation as discussed below, the Rights Plan will remain in effect until the termination of the annual meeting of the Corporation in the year 2016.

Shareholder Approval of the Rights Plan

The Rights Plan must be approved by a simple majority of the votes cast at the Meeting by Shareholders present in person or represented by proxy.

Issue of Rights

Immediately upon the Rights Plan coming into effect, one right (“Right”) was issued and attached to each Common Share outstanding and will attach to each Common Share subsequently issued.

Rights Exercise Privilege

The Rights will separate from the Common Shares and will be exercisable on the close of business on the tenth trading day (the “Separation Time”) after the earlier of the date on which a person has acquired 20% or more of, or a person commences or announces a take-over bid for, the Corporation’s outstanding Common Shares, other than by an acquisition pursuant to a Permitted Bid or a Competing Permitted Bid. The acquisition by a person (an “Acquiring Person”) of 20% or more of the Common Shares is referred to as a “Flip-in Event”. When a Flip-in Event occurs each Right (except for Rights beneficially owned by an Acquiring Person or certain transferees of an Acquiring Person, which Rights will be void pursuant to the Rights Plan) becomes a right to purchase from the Corporation, upon exercise thereof in accordance with the terms of the Rights Plan, that number of Common Shares having an aggregate market price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price. The Exercise Price for the Rights provided for in the Rights Plan is $100. As an example, if at the time of the Flip-in Event the Common Shares have a market price of $25.00, the holder of each Right would be entitled to receive $200 (twice the Exercise Price) in market value of the Common Shares (8 Common Shares) for $100, i.e. at a 50% discount.

The issue of the Rights is not initially dilutive. However, upon a Flip-in Event occurring and the Rights separating from the Common Shares, reported earnings per share may be affected. Holders of Rights not exercising their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Any offer other than a Permitted Bid, a competing Permitted Bid or a bid for which the Board of Directors has waived the application of the Rights Plan to a particular Flip-in Event (see “Waiver” below) will become prohibitively expensive for the Acquiring Person. The Rights Plan is therefore designed to require any person interested in acquiring more than 20% of the Common Shares to do so by way of a Permitted Bid or a Competing Permitted Bid or to make an offer which the Board of Directors considers to represent the full and fair value of the Common Shares.

Exemptions for Portfolio Managers, etc.

Portfolio managers (for fully managed accounts), mutual funds and their managers, trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds, administrators of registered pension plans and crown agents acquiring greater than 20% of the Common Shares are exempted from triggering a Flip-in Event, provided that they are not making, and are not part of a group making, a take-over bid.

Grandfathered Person

A person (a “Grandfathered Person”) who was the beneficial owner of more than 20% of the outstanding Common Shares on September 16, 2013 is deemed not to be an Acquiring Person until it ceases to own more than 20% of the Common Shares or increases its beneficial ownership by more than 1% of the outstanding Common Shares on September 16, 2013 except in specified circumstances. To the knowledge of the senior officers of the Corporation, the Corporation does not have any Grandfathered Person.

Certificates and Transferability

Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on the Common Share certificates of the Corporation and will not be transferable separately from the Common Shares. Common Share certificates do not need to be exchanged to entitle a Shareholder to these Rights. The legend will be on all new certificates issued by the Corporation after the Effective Date. From and after the Separation Time, the Rights will be evidenced by Rights certificates and will be transferable separately from the Common Shares.

Permitted Bid Requirements

The Permitted Bid requirements include the following:

(a)	the take-over bid must be made by way of a take-over bid circular;

(b)	the take-over bid must be made to all holders of Common Shares (other than the bidder);

(c)

the take-over bid provides that no Common Shares tendered pursuant to the take-over bid may be taken up prior to the expiry of a 60 day period following the date of the bid and unless at such date more than 50% of the Common Shares held by the Independent Shareholders (i.e. the shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons), have been tendered to the take-over bid and not withdrawn;

(d)	the take-over bid must be open for acceptance for a minimum period of 60 days;

(e)	the Common Shares deposited pursuant to the bid may be withdrawn until taken up or paid for; and

(f)

if the minimum deposit condition described in (iii) above has been satisfied, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of Common Shares for an additional 10 business days from the date of such public announcement.

The Rights Plan allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all of the requirements of a Permitted Bid except that no Common Shares will be taken up or paid for pursuant to the Competing Permitted Bid prior to the close of business on a date that is no earlier than the later of:

(a)	35 days after the date of the Competing Permitted Bid; and

(b)	the 60th day after the earliest date on which any other Permitted Bid that is then in existence was made.

Waiver

The Board of Directors, acting in good faith may, prior to the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event (an “Exempt Acquisition”) where the take-over bid is made by a take-over bid circular to all holders of Common Shares. Where the Board of Directors exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for the Corporation made by a take-over bid circular to all holders of Common Shares prior to the expiry of any other bid for which the Rights Plan has been waived.

Redemption

The Board of Directors, with the approval of the majority of votes cast by Shareholders (or the holders of the Rights if the Separation Time has occurred) voting in person and by proxy, at a meeting duly called for that purpose, may redeem all of the then outstanding Rights at $0.000001 per Right as adjusted by the terms of the Rights Plan. Rights shall be automatically redeemed following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

Protection Against Dilution

The Rights Plan contains detailed provisions regarding adjustments to the Exercise Price and the number and nature of the securities that may be purchased upon exercise of Rights outstanding to prevent dilution in the event of certain declarations of dividends, or consolidation of outstanding Common Shares, issuances of Common Shares (or other securities or rights) in respect of or in lieu of an exchange for existing Common Shares or other changes in the Common Shares.

Amendment

The Board of Directors may amend the Rights Plan with the approval of a majority of votes cast by Shareholders (or the holders of the Rights if the Separation Time has occurred) voting in person and by proxy at a meeting duly called for that purpose. The Board of Directors, without such approval, may correct clerical or typographical errors and, subject to the subsequent approval as noted above at the next meeting of the Shareholders (or holders of Rights, as the case may be), may make amendments to the Rights Plan to maintain its validity due to changes in applicable legislation.

Certain Canadian Federal Income Tax Considerations of the Rights Plan

The following commentary summarizes certain Canadian federal income tax consequences of the issuance of the Rights. It is of a general nature only and is not intended to constitute nor should it be construed to constitute legal or tax advice to any particular holder of Common Shares. Such shareholders are advised to consult their own tax advisors regarding the consequences of acquiring, holding, exercising or otherwise disposing of their Rights, taking into account their own particular circumstances and any applicable foreign, provincial or territorial legislation.

The Corporation did not receive any income for the purposes of the Income Tax Act (Canada) (the “ITA”) as a result of the issuance of the Rights. The ITA provides that the value of a right to acquire additional shares of a corporation is not a taxable benefit which must be included in computing income of a shareholder, and is not subject to non-resident withholding tax, if the right is conferred on all holders of common shares. Although the Rights are to be so conferred, the Rights could become void in the hands of certain holders of Common Shares upon certain triggering events occurring (such as a Flip-in Event) and, consequently, whether or not the issuance of the Rights is a taxable event is not entirely free from doubt. In any event, only the amount or value of such benefit must be included in computing income of a shareholder. The Corporation considers that the Rights have negligible monetary value because there is only a remote possibility that the Rights will ever be exercised. If the Rights are disposed of (except on exercise thereof), a holder of Rights may be subject to tax in respect of the proceeds of disposition of such Rights.

Eligibility for Investment in Canada

Provided that at all material times the Corporation remains a “public corporation” for purposes of the ITA and deals at arm’s length with each person who is an annuitant, a beneficiary, an employer or a subscriber, as the case may be, under a registered retirement savings plan, a registered retirement income fund, a deferred profit sharing plan or a registered education savings plan (collectively, the “Plans”), the Rights will be qualified investments under the ITA for the Plans.

Shareholder Approval

To be effective, the resolution must be passed by:

(a)	a simple majority of the votes cast thereon by the Shareholders present in person or by proxy at the Meeting; and

(b)

a simple majority of the votes cast thereon by the Shareholders present in person or by proxy at the Meeting without giving effect to any votes cast by any Grandfathered Person and any associate, affiliate and insider of a Grandfathered Person.

The following is the text of the Rights Plan Resolution which will be put forward for approval by the Shareholders at the Meeting:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

(a)

the amended and restated shareholder rights plan, the terms and conditions of which are set out in the amended Shareholders Rights Plan Agreement to be dated on or after May 27, 2014 between Stem Cell Therapeutics Corp. (the “Corporation”) and Computershare Investor Services Inc. (the “Rights Agreement”), and the distribution and continued existence of the rights distributed pursuant to the Rights Agreement, as more particularly described in the Management Proxy and Information Circular dated April 22, 2014 be and the same is hereby ratified, confirmed and approved;

(b)

any officer or director of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation to execute and deliver, under the corporate seal of the Corporation or otherwise, all such certificates, directions, notices, acknowledgements, receipts, documents, agreements and instruments and including, without limitation, execution of the Rights Agreement and to do or cause to be done all such other acts and things as such director or officer of the Corporation shall determine to be necessary or desirable in order to carry out the intent of this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing; and

(c)

notwithstanding that these resolutions have been duly passed by the holders of the outstanding common shares of the Corporation, the directors of the Corporation are hereby authorized and empowered, if they decide not to proceed with any of the actions contemplated in the foregoing resolutions, to revoke these resolutions at any time prior to the proposed effective date for such action without further notice to, or approval of the holders of the common shares.”

The TSX has accepted notice from the Corporation of the issue of the Rights and the Common Shares made subject to issuance on the exercise of the Rights, subject to Shareholder ratification of the Rights Plan at the Meeting.

Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote at the Meeting IN FAVOUR of the amendment to the Rights Plan.

Recommendation of the Board

The Board of Directors unanimously recommends that Shareholders ratify, confirm and approve the Rights Plan by voting IN FAVOUR of the Rights Plan Resolution.

Approval of the Change of the Corporation’s Name to Trillium Therapeutics Inc.

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, pass a special resolution (the “Name Change Resolution”) authorizing the Corporation to file articles of amendment under Business Corporations Act (Ontario) (the “OBCA”) to change the name of the Corporation from “Stem Cell Therapeutics Corp.” to “Trillium Therapeutics Inc.”, or to such other name as the Board of Directors deems appropriate and as may be approved by applicable regulatory authorities, including the TSX. The Corporation believes that the Stem Cell Therapeutics name reflects its history as a regenerative medicine company but does not reflect its current focus of immuno-oncology. “Trillium” is associated with a history of drug development in immunology and oncology and is recognized for this by the life sciences industry. The Board of Directors may determine not to implement the Name Change Resolution at any time after the Meeting and after receipt of necessary regulatory approvals, but prior to the issuance of a certificate of amendment, without further action on the part of the Shareholders.

No Dissent Rights

Under the OBCA, the Shareholders do not have any dissent and appraisal rights with respect to the proposed Name Change Resolution.

Shareholder Approval

The OBCA requires that the Name Change Resolution be approved by a special resolution of Shareholders, either in person or by proxy at the Meeting. Shareholders will be asked to consider and, if thought advisable, to authorize and approve the Name Change Resolution. Pursuant to the provisions of the OBCA, in order to be effective, the Name Change Resolution must be approved by 66 2/3% of the votes cast in respect thereof by Shareholders present in person or by proxy at the Meeting.

The following is the text of the Name Change Resolution which will be put forward for approval by the Shareholders at the Meeting:

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

(a)

the Articles of the Corporation be amended to provide that the Corporation change its name from “Stem Cell Therapeutics Corp.” to “Trillium Therapeutics Inc.”, or such other name that the Board of Directors deems appropriate and as may be approved by applicable regulatory authorities, including the TSX, if the Board of Directors considers it to be in the best interests of the Corporation to implement such a name change;

(b)

notwithstanding that this resolution has been duly passed by the Shareholders, the Board of Directors is hereby authorized and empowered, if it decides not to proceed with this resolution, to revoke this resolution in whole or in part at any time prior to it being given effect without further notice to, or approval of, the Shareholders; and

(c)

any one director or officer of the Corporation be, and such director or officer of the Corporation is hereby, authorized, instructed and empowered, acting for, in the name of and behalf of the Corporation, to do or to cause all such other acts and things in the opinion of such director or officer of the Corporation as may be necessary or desirable in order to fulfill the intent of these foregoing resolutions.”

Unless otherwise directed, the persons named in the enclosed forms of proxy intend to vote at the Meeting IN FAVOUR of the Named Change Resolution.

Recommendation of the Board

The Board of Directors unanimously recommends that Shareholders vote IN FAVOUR of the Name Change Resolution.

Approval of the Share Consolidation

At the Meeting, Shareholders will be asked to consider, and if deemed advisable, approve, the resolution authorizing an amendment to the Corporation’s articles to consolidate the issued and outstanding Common Shares (the “Share Consolidation Resolution”). The Board of Directors believes it is in the best interests of the Corporation to consolidate the issued and outstanding Common Shares of the Corporation on a ratio of one post-consolidation Common Share for each 10 to 30 outstanding pre-consolidation Common Shares (the “Share Consolidation”), with the final ratio to be determined by the Board of Directors in its sole discretion. If the Share Consolidation Resolution is approved, the Share Consolidation would only be implemented, if at all, upon a determination by the Board of Directors that it is in the best interests of the Corporation and its Shareholders, at that time. The Board of Directors’ selection of the specific ratio will be based primarily on the price of the Common Shares at the given time and expected stability of that price.

If the proposed Share Consolidation is implemented, the number of Common Shares issued and outstanding will be reduced from approximately 124,377,031 Common Shares (as of April 22, 2014) to between approximately 4,145,901 (in the event of a 30 to 1 consolidation) to 12,437,703 (in the event of a 10 to 1 consolidation) Common Shares, depending on the ratio selected by the Corporation’s Board of Directors. The number of Series I Preferred Shares which are convertible on a one-for-one basis to Common Shares will not change but the conversion ratio of Series I Preferred Shares will change to reflect the consolidation ratio. The issued and outstanding warrants which are each exercisable into one Common Share will be reduced from approximately 138,724,781 (as of April 22, 2014) to between approximately 4,624,159 (in the event of a 30 to 1 consolidation) and 13,872,478 (in the event of a 10 to 1 consolidation) warrants.

No fractional Common Shares will be issued in connection with the Share Consolidation and, in the event that a Shareholder would otherwise be entitled to receive a fractional Common Share, upon such Share Consolidation, the number of Common Shares to be received by such Shareholder will be rounded up or down to the nearest whole number.

Upon the Share Consolidation becoming effective, the number of Common Shares issuable upon conversion of the Series I Preferred Shares shall be adjusted in accordance with their terms and the number of Common Shares issuable upon the due exercise of outstanding warrants of the Corporation shall be adjusted in accordance with the terms of such warrants set forth in the certificate and any warrant indenture governing the warrants. No further action by the holders of Series I Preferred Shares and warrants shall be required in order to give effect to these adjustments.

The Share Consolidation is subject to regulatory approval, including approval of the TSX. As a condition to the approval of a consolidation of shares listed for trading on the TSX, the TSX requires, among other things, that the Corporation must meet, post-consolidation, the continued listing requirements contained in Part VII of the TSX Company Manual. Specifically, the Corporation’s securities may be delisted if: (a) the market value of listed issued securities is less than $3,000,000 over any period of 30 consecutive trading days; or (b) the market value of the Corporation’s freely-tradable, publicly held securities is less than $2,000,000 over any period of 30 consecutive trading days; or (c) the number of freely-tradable, publicly held securities is less than 500,000; or (d) the number of public security holders, each holding a board lot or more, is less than 150.

If the Share Consolidation Resolution is approved, the Board of Directors will determine when and if the articles of amendment giving effect to the Share Consolidation would be filed, and shall determine the share consolidation ratio. No further action on the part of Shareholders would be required in order for the Board of Directors to implement the Share Consolidation.

Notwithstanding approval of the proposed Share Consolidation by Shareholders, the Board of Directors, in its sole discretion, may delay implementation of the Share Consolidation or revoke the Share Consolidation Resolution and abandon the Share Consolidation without further approval or action by or prior notice to Shareholders.

If the Board Directors does not implement the Share Consolidation prior to the next annual meeting of Shareholders, the authority granted by the special resolution to implement the Share Consolidation on these terms would lapse and be of no further force or effect.

Reasons for the Share Consolidation

The Board of Directors believes that it is in the best interests of the Corporation and the Corporation's Shareholders to reduce the number of outstanding Common Shares by way of the Share Consolidation, because it may be required as a condition to listing the Corporation’s securities on a recognized US stock exchange (a “US Exchange”) and also position the Common Shares in the best possible manner to attract investor interest from the United States, Canada and other jurisdictions.

Listing on US Exchange

The Corporation plans to explore its eligibility for a listing of the Common Shares on a foreign stock exchange, and must effect a consolidation of the Common Shares to achieve the minimum share trading price required to satisfy the listing requirements of the foreign exchange. The trading price of the Common Shares on the TSX is currently below the minimum price for such foreign stock exchange and the proposed Share Consolidation should allow the Corporation to achieve such minimum listing price.

The Board of Directors of the Corporation believes that Shareholder approval of a range of potential consolidation ratios (rather than a single consolidation ratio) provides the Board of Directors with flexibility to achieve the desired results of the Share Consolidation, being an increase in the trading price of the Common Shares so as to meet the minimum listing price of the previously mentioned foreign stock exchange.

There can be no assurances whatsoever that any increase in the market price per Common Share will result from the proposed Share Consolidation and there is no assurance whatsoever that the Corporation will submit an application for listing on any foreign stock exchange, or if an application is made, that the Corporation will be successful at achieving such a listing if the proposed Share Consolidation is implemented.

Share Certificates

If the proposed Share Consolidation is approved by the Shareholders and all regulatory requirements are complied with, including the Corporation obtaining approval of the TSX, and implemented by the Board of Directors no later than one year from the date of approval of the Share Consolidation by the Shareholders, following the announcement by the Corporation of the effective date of the Share Consolidation, registered Shareholders will be sent a transmittal letter by the Corporation’s transfer agent, Computershare Investor Services Inc., containing instructions on how to exchange their share certificates representing pre-consolidation Common Shares for new share certificates representing post-consolidation Common Shares. Non-registered Shareholders holding their Common Shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Share Consolidation than those that will be put in place by the Corporation for the registered Shareholders. If you hold your Common Shares with such a bank, broker or other nominee and if you have any questions in this regard, you are encouraged to contact your nominee.

Risk Factors Associated with the Share Consolidation

Decline in Market Capitalization

There are numerous factors and contingencies that could affect the prices of pre-consolidation Common Shares and the post-consolidation Common Shares, including the Corporation’s reported financial results in future periods, and general economic, geopolitical, stock market and industry conditions. Accordingly, the market price of the post-consolidation Common Shares may not be sustainable at the direct arithmetic result of the Share Consolidation, and may be lower. If the market price of the post-consolidation Common Shares is lower than it was before the Share Consolidation on an arithmetic equivalent basis, the Corporation’s total market capitalization (the aggregate value of all Common Shares at the then market price) after the Share Consolidation may be lower than before the Share Consolidation.

Potential for Adverse Effect on the Liquidity of the Common Shares

If the Share Consolidation is implemented and the market price of the post-consolidation Common Shares declines, the percentage decline may be greater than would occur in the absence of the Share Consolidation. The market price of the post-consolidation Common Shares will, however, also be based on the Corporation’s performance and other factors, which are unrelated to the number of Common Shares outstanding. Furthermore, the liquidity of the post-consolidation Common Shares could be adversely affected by the reduced number of consolidated Common Shares that would be outstanding after the Share Consolidation.

No Fractional Shares to be Issued

No fractional consolidated Common Shares will be issued in connection with the Share Consolidation and, in the event that a Shareholder would otherwise be entitled to receive a fractional consolidated share upon the Share Consolidation, such fraction will be rounded up or down to the nearest whole number.

Effects of the Share Consolidation on the Common Shares

The Consolidation Ratio will be the same for all Common Shares. Except for any variances attributable to the rounding up and down of fractional shares, the change in the number of issued and outstanding Common Shares that will result from the Share Consolidation will cause no change in the capital attributable to the Common Shares and will not materially affect any Shareholder’s percentage ownership in the Corporation, even though such ownership will be represented by a smaller number of consolidated Common Shares.

The Share Consolidation will not materially affect any Shareholder’s proportionate voting rights. Each consolidated Common Share outstanding after the Share Consolidation will have the same rights and privileges as the existing Common Shares.

The implementation of the Share Consolidation would not affect the total Shareholders’ equity of the Corporation or any components of Shareholders’ equity as reflected on the Corporation’s financial statements except to change the number of issued and outstanding Common Shares to reflect the Share Consolidation.

Procedure for Implementing the Share Consolidation

If the Share Consolidation Resolution is approved by the Shareholders and the Board of Directors decides to implement the Share Consolidation, the Corporation will file articles of amendment with the Director under the OBCA in the form prescribed by the OBCA to amend the Corporation’s articles. The Share Consolidation will become effective as specified in the articles of amendment and the certificate of amendment issued by the Director under the OBCA.

No Dissent Rights

Under the OBCA, Shareholders do not have dissent and appraisal rights with respect to the proposed Share Consolidation.

U.S. Federal Income Tax Considerations

A Shareholder taxable in the U.S. generally will not recognize gain or loss on the Share Consolidation. In general, the aggregate tax basis of the consolidated Common Shares received will be equal to the aggregate tax basis of the existing Common Shares exchanged therefor, and the holding period of the consolidated Common Shares received will include the holding period of the existing Common Shares exchanged.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SHARE CONSOLIDATION TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

CIRCULAR 230 WARNING: NOTHING HEREIN MAY BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCE FROM AN INDEPENDENT TAX ADVISOR.

Share Consolidation Resolution

Shareholders will be asked to consider and, if thought advisable, to authorize and approve the Share Consolidation Resolution. Pursuant to the provisions of the OBCA, in order to be effective, the Share Consolidation Resolution must be approved by 66 2/3% of the votes cast in respect thereof by Shareholders present in person or by proxy at the Meeting.

The following is the text of the Share Consolidation Resolution which will be put forward for approval by the Shareholders at the Meeting:

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

(a)

Pursuant to section 168(1)(h) of the Business Corporations Act (Ontario) (the “OBCA”), the Articles of Stem Cell Therapeutics Corp. (the “Corporation”) be amended to consolidate all of the issued and outstanding common shares of the Corporation (the “Common Shares”) on the basis of a ratio of one (1) post- consolidation Common Share for each 10 to 30 outstanding pre-consolidation Common Shares, with such ratio to be determined by the Board of Directors in its sole discretion. Any resulting fractional Common Shares shall be either rounded up or down to the nearest whole Common Share;

(b)

The Board of Directors of the Corporation be and it is hereby authorized to revoke, without further approval of the Shareholders, this special resolution at any time prior to the completion thereof, notwithstanding the approval by the Shareholders of same, if determined, in the Board of Directors’ sole discretion to be in the best interest of the Corporation; and

(c)

Any director or officer of the Corporation be and is hereby authorized to do all such further acts and things and execute all such documents and instruments as may be necessary or desirable to give effect to the matters contemplated by this special resolution, including but not limited to, the filing of articles of amendment under the OBCA.”

Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote at the Meeting IN FAVOUR of the Share Consolidation Resolution.

Recommendation of the Board

The Board of Directors believes that the proposed Share Consolidation of the Common Shares is in the best interests of the Corporation and its Shareholders and unanimously recommends that Shareholders vote IN FAVOUR of the Share Consolidation Resolution.

Approval of By-Law Amendments

At the Meeting, Shareholders will be asked to consider, and if deemed appropriate, pass two ordinary resolutions authorizing two separate sets of amendments to the Corporation’s by-laws (the “ByLaw Amendment Resolutions”). The Corporation wishes to amend its by-laws to provide for: (i) the electronic direct registration of the Corporation’s securities in a security holder’s name and allow such securities to be transferred electronically; and (ii) the quorum for shareholders meetings to be two persons holding at least 33 1/3% of the issued shares as more particularly described below.

The Direct Registration System (“DRS”) provides for electronic direct registration of securities in a security holder’s name on the books of a corporation and allows such securities to be transferred electronically under DRS. At the Corporation’s option, shareholders will receive either a share certificate or a statement from the Corporation’s transfer agent of the Common Shares, evidencing ownership of such Common Shares, rather than a physical share certificate. The Corporation believes the use of the DRS will improve access to the Corporation’s Common Shares by United States investors. Amendments to By-Law No. 1 of the Corporation (the “By-Law”) are required to allow the Corporation to utilize DRS.

The Corporation also seeks approval from shareholders in respect of the amendment to the ByLaw to provide that the quorum for shareholders meetings shall be two or more persons present in person, each being a shareholder entitled to vote thereat, or a duly appointed proxy or proxy holder for an absent shareholder so entitled, holding or representing in the aggregate not less than 33 1/3% of the issued shares of the Corporation.

Shareholder Approval

The following is the text of the By-Law Amendment Resolutions which will be put forward for approval by the Shareholders at the Meeting:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

Section 8.3 of the By-Law is hereby amended by adding the words underlined below:

8.3                  Registration of Transfer – Subject to the Act, no transfer of shares shall be registered in a securities register except on presentation of the certificate or acknowledgment of the right to receive a certificate representing such shares with an endorsement which complies with the Act, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, on payment of all applicable taxes and any fees prescribed by the Board, on compliance with such restrictions on transfer as are authorized by the articles and on satisfaction of any lien referred to in Section 8.5

Section 8.7 of the By-Law is hereby amended by deleting the words struck out below and adding the word underlined below:

8.7                  Security Certificates – Every holder of one or more securities of the Corporation shall be entitled, at the  ~~security holder’s~~  Corporation’s option, to a security certificate, or to a non-transferable written acknowledgement of such security holder's right to obtain a security certificate, stating the number and class or series of securities held by such security holder as shown on the securities register. Security certificates and acknowledgements of a security holder's right to a security certificate, respectively, shall be in such form as the Board shall from time to time approve. Any security certificate shall be signed in accordance with Section 2.2 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of security certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile on security certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding on the Corporation. A security certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.”

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

Section 10.11 of the By-Law is deleted and replaced with the following:

“10.11 Quorum - Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two or more persons present in person, each being a shareholder entitled to vote thereat, or a duly appointed proxy or proxy holder for an absent shareholder so entitled, holding or representing in the aggregate not less than 33 1/3% of the issued and outstanding shares of the Corporation. If a quorum is present at the opening of any meeting of shareholders, the shareholders present in person or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present in person or represented by proxy may adjourn the meeting to a fixed time and place, but may not transact any other business.”

A copy of the amended and restated By-Law is attached to this Circular (reflecting both sets of amendments referenced above) as Schedule “D”, with black-lines highlighting all amendments to the By-Law. Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote at the Meeting IN FAVOUR of the By-Law Amendment Resolutions.

Recommendation of the Board

The Board of Directors believes that the By-Law amendments are in the best interests of the Corporation and its Shareholders and unanimously recommends that Shareholders vote in favour of the By-Law Amendment Resolutions.

OTHER MATTERS COMING BEFORE THE MEETING

Management knows of no other matters to come before the Meeting other than as referred to in the Notice of Annual and Special General Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by proxy solicited hereby will be voted on such matters in accordance with the best judgement of the person voting such proxy.

STATEMENT OF EXECUTIVE COMPENSATION

All dollar amounts in this Circular are expressed in Canadian dollars unless otherwise indicated. The Corporation does not have any subsidiaries.

Compensation Discussion and Analysis

The executive compensation policy of the Corporation is determined by the Compensation Committee of the Board of Directors. The Compensation Committee exercises general responsibility regarding overall compensation of employees and executive officers of the Corporation.

In carrying out its duties and responsibilities in relation to compensation, the Compensation Committee:

(a)

annually assess the competitiveness and appropriateness of the compensation package of the CEO, all other officers of the Corporation and such other key employees of the Corporation or any subsidiary of the Corporation as may be identified by the CEO and approved by the Committee (collectively, the “Designated Employees”);

(b)

annually review the performance goals and criteria for the CEO and evaluate the performance of the CEO against such goals and criteria establishes the amount of regular and incentive compensation, if any, to be paid to the CEO;

(c)

annually review the CEO’s performance evaluation of Designated Employees and his recommendations with respect to the amount of regular and incentive compensation, if any, to be paid to such Designated Employees;

(d)

review any employment contracts or arrangements with each of the Designated Employees, including any retiring allowance arrangements or any similar arrangements to take effect in the event of a termination of employment;

(e)	when requested by the CEO, review short term incentive or reward plans, incentive stock option plans and any other long term incentive plans; and

(f)	periodically, but at least every third year, review the compensation of the Board of Directors.

The objectives of the Corporation’s executive compensation program are to: (a) to attract, retain and motivate quality executives; (b) align the interests of executives with those of the Corporation’s Shareholders; and (c) to provide total compensation to executives that is competitive with that paid by other companies of comparable size engaged in similar business in appropriate regions. The executive compensation program has been designed to reward executives for the reinforcement of the Corporation’s business objectives and values, the achievement of the Corporation’s performance objectives and milestones, and their individual performance.

The Corporation’s executive “total direct compensation” is comprised of three primary elements: (i) base salary, (ii) a short term incentive plan, which, if paid, generally consists of a cash bonus, and (iii) a stock option plan which serves as a long term incentive.

As soon as practical following any year, the Board of Directors determines the performance of the Corporation against pre-determined targets and milestones for that year. The resultant corporate performance in that year is considered in connection with determining an executive’s total direct compensation for the year.

With respect to the individual components of an executive’s total direct compensation, the salary of each executive is determined by the Compensation Committee each year. This will depend on the recent performance of the executive, his or her potential as a succession candidate for key roles and the Board of Director’s perception of the executive’s development in the position. The base salary review of each Named Executive Officer (“NEO”) takes into consideration the current competitive market conditions, experience, proven or expected performance, and the particular skills of the NEO. Benchmarking is performed across representative biotechnology companies.

A short-term incentive award, if any, shall be a cash payment made by Corporation to the executive each year. The Board of Directors will determine the amount of such payment based on normal ranges for the executive’s compensation level as determined by applicable corporate performance. The amount of the short term incentive award is subject to increase or decrease based on the Compensation Committee’s assessment of the individual performance of the executive and departments for which the executive is responsible.

With respect to long-term incentives, each year the executive may be awarded stock options. The amount of the long term incentive award for each year shall be determined by the Compensation Committee based on normal ranges for the executive’s target compensation level as determined by reference to the applicable corporate performance, and shall generally be determined to bring the executive’s total direct compensation to the appropriate level after taking into account salary and short term incentive payments. The Board of Directors takes into account previous stock option grants to a particular individual when considering new grants. The purpose and principal features of the Corporation’s stock option plan is set out under the heading “Approval of Stock Option Plan” and “Incentive Plan Awards – Stock Option Plan”.

Risk Oversight

In carrying out its mandate, the Compensation Committee reviews from time to time the risk implications of the Corporation’s compensation policies and practices, including those applicable to the Corporation’s executives. This review of the risk implications ensures that compensation plans, in their design, structures and application have a clear link between pay and performance and do not encourage excessive risk taking. Key considerations regarding risk management include the following:

•	design of the compensation program to ensure all executives are compensated equally based on the same or, depending on the mandate and term of appointment of that particular executive, substantially equivalent performance goals;

•	balance of short-term performance incentives with equity-based awards that vest over time;

•	utilizing compensation policies that do not rely solely on the accomplishment of specific tasks without consideration to longer term risks and objectives.

For the reasons set forth below, the Board of Directors believes that the Corporation’s current executive compensation policies and practices achieve an appropriate balance in relation to the Corporation’s overall business strategy and do not encourage executives to expose the Corporation to inappropriate or excessive risks.

While a significant feature of the Corporation’s current executive compensation practice is the awarding of stock options under the 2014 Stock Option Plan, and while such compensation is “at risk” (i.e. not guaranteed), the Corporation’s long-term incentive plans are designed such that stock options vest over a two to four year period and therefore encourage sustainable Common Share price appreciation and reduce the risk of actions which may have short-term advantages.

Additionally, the granting of options is in accordance with the terms and provisions of the Corporation’s 2014 Stock Option Plan.

The base salaries set for the Corporation’s executives are intended to provide a steady income regardless of share price performance, allowing executives to focus on both near-term and long-term goals and objectives without undue reliance on short term share price performance or market fluctuations.

Compensation payable under the Corporation’s bonus plan is overseen by the Compensation Committee. The Compensation Committee does not consider the applicable periods set for bonus purposes to be heavily weighed to the short-term and believes it has struck an appropriate balance between short-term performance incentives and long-term awards that vest over time.

Hedging and Offsetting

The Corporation does not have a formal policy prohibiting its directors and officers from engaging in short sales of securities of the Corporation or buying or selling puts, calls or other derivatives that are designed to hedge or offset a decrease in the market value of securities of the Corporation.

Currently, in the absence of such a policy, the directors and officers of the Corporation are expected to act at all times transparently, with integrity and with a view to the best interests of the Corporation and its Shareholders in their securities trading activities.

It should be noted that any transactions of this nature are subject to insider reporting requirements and are reported on the System for Electronic Disclosure by Insiders (SEDI).

Summary Compensation Table

Outlined below is a summary of the compensation paid, payable, awarded or granted by the Corporation for 2013 to the Executive Chairman, President and Chief Executive Officer, the Chief Financial Officer and the Chief Scientific Officer (collectively, the “Named Executive Officers”).

				Non-equity incentive
				plan compensation
				($)

			Option-
Name and			based	Annual	Long-term	All other	Total
principal		Salary	awards	incentive	Incentive	compensation	compensation
position(8)	Year	($)	($)(6)	Plans(7)	plans	($)	($)

Niclas	2013	217,500(6)	262,679	120,000	Nil	Nil	600,179
Stiernholm(1)
President and
CEO

David Allan(2)	2013	138,750	Nil	Nil	Nil	Nil	138,750
Executive	2012	200,000	Nil	Nil	Nil	Nil	200,000
Chairman	2011	100,000(1)	177,100	Nil	Nil	Nil	277,100

Robert Uger(1)	2013	137,750(6)	52,536	47,500	Nil	Nil	237,786
Chief Scientific
Officer

Allen Davidoff	2011	166,154(3)	15,000	Nil	Nil	80,000(3)	261,154
Chief Scientific
Officer

James Parsons	2013	106,042	26,268	25,000	Nil	Nil	157,310
CFO	2012	93,525	Nil	Nil	Nil	Nil	93,525
	2011	47,175(4)	7,625	Nil	Nil	Nil	54,800

Michael Cook	2011	68,477(5)	7,500	15,000	Nil	56,000(5)	146,977
CFO

Notes:
(1)

Dr. Stiernholm and Dr. Uger joined the Corporation on the acquisition of Trillium from April 9, 2013 and the salaries shown here are for the period from this date to the end of 2013. Dr. Stiernholm’s annual salary was $300,000 and Dr. Uger’s salary was $190,000.

(2)

David Allan was appointed Executive Chairman on June 28, 2011. The information is this table reflects the compensation of Mr. Allan in his role as an officer of the Corporation and subsequent to May 31, 2013, in his role as a consultant. Mr. Allan received compensation as a Board member beginning Q2-2013 and this data is disclosed under Director Compensation below.

(3)	Allen Davidoff ceased employment on December 31, 2011 and he received a severance of $80,000.
(4)	James Parsons joined as CFO from August 25, 2011 and worked on a part-time basis from 2011 to 2013.
(5)	Michael Cook ceased employment on August 25, 2011 and he received a severance of $56,000.
(6)	Amount represents the grant date fair value of the award using the Black-Scholes option pricing model.
(7)	These payments reflect cash bonuses on the achievement of the 2013 corporate objectives.
(8)	The Corporation has not issued any share-based awards.

Option-Based Awards

Stock Option Plan

The 2014 Stock Option Plan provides for the granting of stock options to officers, directors, employees and consultants of the Corporation and its affiliates. The purpose of the 2014 Stock Option Plan is to assist in attracting, retaining, and motivating directors, officers, employees and consultants of the Corporation and its subsidiaries and to closely align the personal interests of such directors, officers, employees and consultants with those of Shareholders by providing an opportunity, through options, to acquire an ownership interest in the Corporation. As at April 22, 2014, pursuant to the 2014 Stock Option Plan, the Corporation is entitled to issue an additional 8,922,655 stock options. Below are some of the key features of the 2014 Stock Option Plan:

1.	directors, officers, employees and consultants of the Corporation, or those of its subsidiaries, are eligible to receive options under the 2014 Stock Option Plan;

2.

the maximum number of Common Shares issuable pursuant to the 2014 Stock Option Plan is a “rolling” maximum equal to the aggregate of 10% of the total number of outstanding Common Shares and the number of Common Shares issuable upon conversion of the outstanding Series I Preferred Shares in accordance with their terms. Any increase in the issued and outstanding Common Shares or the number of Common Shares issuable upon conversion of the outstanding Series I Preferred Shares will result in an increase in the available number of Common Shares issuable under the 2014 Stock Option Plan, and any exercises of options will result in a corresponding increase to the number of options available for granting under the 2014 Stock Option Plan;

3.

the exercise price for Common Shares under each option is determined by the Board of Directors, as set forth under the 2014 Stock Option Plan and in accordance with the rules of the TSX, at the time any option is granted;

4.

the 2014 Stock Option Plan will provide that the aggregate number of Common Shares reserved for issuance to any one person under the 2014 Stock Option Plan in any one year period must not exceed 5% of the aggregate of the then outstanding Common Shares plus the number of Common Shares issuable upon conversion of the outstanding Series I Preferred Shares unless the Corporation has obtained disinterested Shareholder approval in respect of such grant and meets applicable TSX requirements;

5.

all options granted under the 2014 Stock Option Plan shall expire not later than the 10th anniversary of the date such options were granted and may be exercised by the Participant as to such varying percentages, on a cumulative basis, during the terms thereof as the Board of Directors shall determine;

6.

options terminate within a prescribed period of time following an optionholder ceasing to be an employee, director, officer or consultant of the Corporation or a subsidiary of the Corporation. In the event of death, the legal representatives of the deceased Participant shall have the right for a period of 1 year (or until the normal expiry date of the option rights of such Participant if earlier) from the date of death of the Participant to exercise the deceased Participant’s option with respect to all of the Optioned Shares of the deceased Participant to the extent they were exercisable on the date of death;

7.	options granted under the 2014 Stock Option Plan are non-transferrable and non-assignable.

Outstanding Option-Based Awards

The following table sets forth all awards outstanding as at December 31, 2013 held by Named Executive Officers under the 2014 Stock Option Plan, as awards under the 2014 Stock Option Plan are considered “option-based awards” under applicable securities laws. The value of the unexercised “in-the-money” options as at December 31, 2013 has been determined based on the excess of the closing price of the Common Shares on the TSXV of $0.41 per Common Share over the exercise price of such options.

Outstanding Option-Based Awards

		Option-based Awards
	Number of securities			Value of unexercised
	underlying unexercised	Option exercise		in- the money options
Name	options (#)	price ($)	Option expiration date	($)
Niclas Stiernholm	50,000	1.00	Jul 18, 2016	Nil
President and CEO	1,275,141	0.25	Apr 8, 2023	204,023

David Allan(1)	N/A	N/A	N/A	N/A
Executive Chairman

Robert Uger Chief	255,028	0.25	Apr 8, 2023	40,804
Scientific Officer

James Parsons	12,500	1.00	Aug 25, 2016	Nil
CFO	127,514	0.25	Apr 8, 2023	20,402

Notes:
(1)	David Allan received stock options in his capacity of Director in 2013 – see Director Compensation.

Value Vested or Earned During the Year

The following table sets forth the value of the awards that vested for each Named Executive Officer under the 2014 Stock Option Plan in 2013 as well as non-equity incentive plan compensation earned during the financial year ended December 31, 2013.

	Option-based awards -	Share-based awards -	Non-equity incentive plan
	Value vested during	Value vested during the	compensation – Value earned
	the year	year	during the year
Name	($)(1)	($)	($)

Niclas Stiernholm President and CEO	Nil	N/A	120,000

David Allan Executive Chairman	Nil	N/A	Nil

Robert Uger Chief Scientific Officer	Nil	N/A	47,500

James Parsons CFO	Nil	N/A	25,000

Notes:

1)

Aggregate dollar value that would have been realized by determining the difference between the closing market price of the Corporation’s Common Shares on the TSXV and the exercise price of the underlying option on each date during the fiscal year when an option award vested.

Securities Authorized for Issuance under Equity Compensation Plan

The following table sets out information concerning the number and price of securities to be issued under the Corporations’ equity compensation plans as at December 31, 2013.

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by securityholders	14,175,238	$0.33	11,254,141

Equity compensation plans not approved by securityholders	Nil	N/A	Nil

Total	14,175,238	$0.33	11,254,141

Share-based Awards 2014 DSU Plan

The 2014 DSU Plan was approved at the annual general meeting of Shareholders held on October 17, 2013. The purpose of the 2014 DSU Plan is to provide an alternative form of compensation to satisfy annual and special bonuses payable to directors and executive officers and to satisfy fees that may be payable to directors for acting as directors of the Corporation. This form of compensation promotes a greater alignment of interests amongst directors and executive officers and the Corporation’s Shareholders.

The 2014 DSU Plan provides that the Board of Directors may, from time to time, issue deferred share units to any eligible person (as defined by the 2014 DSU Plan) at the time of declaring or awarding any bonuses or at the time of payment of fees to directors. The number of DSUs granted is determined by dividing the applicable awarded amount by the fair market value of the common shares based on the five-day volume weighted average trading price as calculated in accordance with the policies of the TSX. The maximum aggregate number of common shares that may be reserved for issuance pursuant to the 2014 DSU Plan is 2,000,000 common shares. No DSUs have been issued to the date of this Circular.

Performance Graph

The following graph compares the total shareholder return of $100 invested in our Common Shares with the total return of the S&P/TSX Venture Composite Index.

Year Return on Investment
December 31, 2008 to December 31, 2013
2008 = $100

The performance trend shown by the above graph does not reflect the trend in the Corporation’s compensation to Named Executive Officers reported over the same period. The market price of the Common Shares, similar to the share prices of many publicly-traded biotechnology companies, has historically been highly volatile. The Corporation’s approach to compensation is designed to attract and retain quality executives while promoting long-term profitability and maximizing shareholder value. The Corporation’s Named Executive Officers are compensated on the basis of individual and corporate performance and compensation is benchmarked to other life sciences companies, rather than on factors strictly tied to the performance of the Corporation’s shares in the market.

Termination of Employment, Change of Control and Employment Contracts

Effective April 9, 2013, the Corporation entered into an employment agreement with Niclas Stiernholm which has an indefinite term and provides for his employment as President and Chief Executive Officer of the Corporation. The agreement provides for compensation with respect to Dr. Stiernholm’s annual base salary of $300,000 and participation in the Corporation’s bonus plan and stock option plan. Dr. Stiernholm’s agreement provides for severance pay of fifteen months’ salary plus bonus if terminated without cause and 18 months’ salary plus bonus if terminated on a change in control. If the severance is as a result of a change in control, all unvested stock options will also immediately vest. In the event that Dr. Stiernholm was entitled to severance as of December 31, 2013, Dr. Stiernholm would have been entitled to $472,500.

Effective April 9, 2013, the Corporation entered into an employment agreement with Robert Uger which has an indefinite term and provides for his employment as Chief Scientific Officer of the Corporation. The agreement provides for compensation with respect to Dr. Uger’s annual base salary of $190,000 and participation in the Corporation’s bonus plan and stock option plan. Dr. Uger’s agreement provides for severance pay of nine months base salary remuneration. If the severance is as a result of a change in control, all unvested stock options will also immediately vest. In the event that Dr. Uger was entitled to severance as of December 31, 2013, Dr. Uger would have been entitled to $142,500.

Effective May 1, 2013, the Corporation entered into an employment agreement with James Parsons which has an indefinite term and provides for his employment as Chief Financial Officer of the Corporation. The agreement provides for compensation with respect to Mr. Parsons annual base salary of $200,000, prorated for part-time employment, and participation in the Corporation’s bonus plan and stock option plan. Mr. Parsons’ agreement provides for severance pay of nine months base salary remuneration. If the severance is as a result of a change in control, all unvested stock options will also immediately vest. In the event that Mr. Parsons was entitled to severance as of December 31, 2013, Mr. Parsons would have been entitled to $75,000. Prior to May 1, 2013, Mr. Parsons’ compensation was subject to a consulting arrangement with an indefinite term.

Effective June 28, 2011, the Corporation entered into an employment agreement with David Allan which had an indefinite term and provided for his employment as Executive Chairman of the Corporation. The agreement provided for compensation with respect to Mr. Allan’s annual base salary of $200,000 and participation in the Corporation’s bonus plan and stock option plan. Mr. Allan resigned his post of Executive Chairman on May 31, 2013 and retained the Chairmanship of the Board of Directors. Mr. Allan received compensation as a member of the Board of Directors from April 1, 2013 and also received compensation under a consulting agreement with the Corporation which may be terminated on 30 days’ notice.

Stock Option Plan

If an optionholder shall cease to be a director, officer, consultant or employee of the Corporation or a service provider to the Corporation due to retirement, resignation or termination, such optionholder may exercise his or her options to the extent that the optionholder was entitled to exercise his or her options at the date of such cessation, provided that such exercise must occur within 120 days after the optionholder ceases to be a director, officer, consultant, employee or service provider, or until the normal expiry date of the subject options, whichever is earlier.

In the event of the death of any optionholder, the legal representatives of the deceased optionholder shall have the right for a period of 1 year (or until the normal expiry date of the option rights of such Participant if earlier) from the date of death of the optionholder to exercise the deceased optionholder’s option with respect to all of the Optioned Shares of the deceased optionholder to the extent they were exercisable on the date of death. Upon the expiration of such period, all unexercised option rights of the deceased optionholder shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to the deceased optionholder under the 2014 Stock Option Plan.

Director Compensation

During 2013, each independent director of the Corporation was compensated with an annual fee of $20,000 paid quarterly. Beginning in the second quarter of 2013, the chair of the Board of Directors also received an additional fee of $10,000 paid quarterly. The Board of Directors was also eligible to receive stock options. In addition, each independent director of the Corporation was entitled to reimbursement for reasonable expenses incurred in such capacity as a director, including travel and other out-of-pocket expenses relating to meetings of the Board of Directors and any committee meetings. Compensation paid to the independent directors for the year ended December 31, 2013 and stock options issued to them for their services as a director and committee member were as follows:

			Non-equity
		Option-based	incentive plan	All other
	Fees earned	awards	compensation	compensation	Total
Name	($)	($)(4)	($)	($)	($)

Mr. David Allan	22,500	30,900	Nil	Nil	53,400

Dr. James DeMesa(1)	20,000	20,600	Nil	Nil	40,600

Dr. Henry Friesen	20,000	27,810	Nil	Nil	47,810

Dr. Robert Kirkman(3)	Nil	Nil	Nil	Nil	Nil

Dr. Michael Moore	15,000	24,720	Nil	Nil	39,720

Mr. R. Dean Peterson	20,000	20,600	Nil	Nil	40,600

Dr. Niclas Stiernholm(2)	5,000	Nil	Nil	Nil	5,000

Dr. Calvin Stiller	20,000	24,720	Nil	Nil	44,720

Notes:
(1)	Dr. DeMesa’s director fees were paid in U.S. dollars.
(2)	Dr. Stiernholm ceased receiving fees as a director when he became President and CEO on April 9, 2013
(3)	Dr. Kirkman was appointed to the Board of Directors on December 17, 2013.
(4)	Amount represents the grant date fair value of the award using the Black-Scholes option pricing model.

Outstanding Option-Based Awards

The following table sets forth all outstanding awards held by the independent directors of the Corporation as at December 31, 2013 under the 2014 Stock Option Plan, as awards under the 2014 Stock Option Plan are considered “option based awards” under applicable securities laws. The value of the unexercised in-the-money options as at December 31, 2013 has been determined based on the excess of the closing price of the Common Shares on the TSXV on December 31, 2013 of $0.41 per Common Share over the exercise price of such options.

		Option-based Awards

	Number of securities
	underlying			Value of unexercised
	unexercised options	Option exercise price	Option	in-the-money options
Name	(#)	($)	expiration date	($)

Mr. David Allan(1)	50,000	0.25	Apr 25, 2014	8,000

Dr. James DeMesa(2)	12,000	1.00	Feb 24, 2014	Nil
	3,000	1.20	Aug 28, 2014	Nil
	20,000	1.70	Nov 24, 2014	Nil
	40,000	1.00	Mar 7, 2015	Nil
	100,000	0.25	Mar 7, 2015	16,000

Dr. Henry Friesen	50,000	1.00	Jun 28, 2016	Nil
	135,000	0.25	Apr 8, 2023	21,600

Dr. Robert Kirkman	Nil	N/A	N/A	N/A

Dr. Michael Moore	120,000	0.25	Apr 8, 2023	19,200

Mr. R. Dean	50,000	1.00	Mar 6, 2015	Nil
Peterson(3)	100,000	0.25	Mar 6, 2015	16,000

Dr. Calvin Stiller	50,000	1.00	Jul 18, 2016	Nil
	120,000	0.25	Apr 8, 2023	19,200

Notes:
(1)	Mr. Allan resigned from the Board of Directors on January 25, 2014.
(2)	Dr. DeMesa resigned from the Board of Directors on March 7, 2014,
(3)	Mr. Peterson resigned from the Board of Directors on March 6, 2014.

Value Vested or Earned During the Year

The following table sets forth the value of the awards that vested for each independent director of the Corporation under the 2014 Stock Option Plan in 2013. None of the independent directors earned any non-equity incentive plan compensation during 2013. Only the options which vested during the 2013 fiscal year that were “in-the-money” are reported in the table below.

Option-based awards -
	Value vested during the	Share-based awards - Value	Non-equity incentive plan
	year	vested during the year	compensation -Value
Name	($)(1)	($)	earned during the year

Mr. David Allan	Nil	N/A	N/A

Dr. James DeMesa	Nil	N/A	N/A

Dr. Henry Friesen	Nil	N/A	N/A

Dr. Robert Kirkman	Nil	N/A	N/A

Dr. Michael Moore	Nil	N/A	N/A

Mr. R. Dean Peterson	Nil	N/A	N/A

Dr. Calvin Stiller	Nil	N/A	N/A

Notes:
(1)

Aggregate dollar value that would have been realized by determining the difference between the closing market price of the Corporation’s Common Shares on the TSXV and the exercise price of the underlying option on each date during the fiscal year when an option award vested.

REGULATORY MATTERS AND BANKRUPTCIES AND INSOLVENCIES

No nominee for director of the Corporation is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director or executive officer of any company that, while that person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days, (ii) was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, or (iii) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at the date of this Circular, other than routine indebtedness as defined under applicable securities laws, there exists no indebtedness of any of the directors or executive officers to the Corporation.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person, proposed director or any associate or affiliate of an informed person or proposed director of the Corporation had a material interest, direct or indirect, in any transaction or proposed transaction during the period ended December 31, 2013 that materially affected or would materially affect the Corporation.

INTERESTS OF CERTAIN PERSONS AND COMPANIES IN MATTERS TO BE ACTED UPON

Management of the Corporation is not aware of any material interest, direct or indirect, of any director or nominee for director, executive officer or any associate or affiliate of any of the foregoing in any matter to be acted on at the Meeting.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITORS

National Instrument 52-110 Audit Committees (“NI 52-110”) requires the Corporation to disclose annually certain information relating to the Corporation’s audit committee (the “Audit Committee”) and its relationship with the Corporation’s independent auditors. This information may be found in the in the Corporation’s Audit Committee Charter attached as Schedule “A”.

Audit Committee Charter

The Corporation’s Audit Committee Charter is attached to this information circular as Schedule “A”.

Composition of the Audit Committee

During 2013, the Corporation’s Audit Committee consisted of the following directors: Dr. Niclas Stiernholm (Chair), Mr. Dean Peterson, and Dr. James DeMesa. On April 8, 2013, the Audit Committee composition was changed to: Dr. Henry Friesen (Chair), Dr. James DeMesa, and Dr. Calvin Stiller. Effective March 10, 2014, the Audit Committee composition was changed to: Dr. Henry Friesen (Chair), Mr. Luke Beshar, and Dr. Robert Kirkman, and Mr. Beshar became Chair of the Audit Committee on April 1, 2014.

As such terms are defined in NI 52-110, all members are “independent” and “financially literate”.

Relevant Education and Experience

The following describes the education and experience of each Audit Committee member that is relevant in the performance of his responsibilities as an Audit Committee member:

Luke Beshar is Executive Vice President and Chief Financial Officer of NPS Pharmaceuticals. He joined the company in 2007 and has been responsible for financial management, investor relations, information technology, technical operations, supply-chain management, facilities, project management, contracts & outsourcing, and alliance management. Under his financial leadership, NPS secured approximately $400M of capital and its market capitalization increased from $180 million to more than $3 billion. Prior to joining NPS, Mr. Beshar served as Executive Vice President and Chief Financial Officer of Cambrex Corporation, a global life sciences company. At Cambrex, his accomplishments included raising approximately $600 million of new capital, building a global finance team, and leading a process of evaluating strategic alternatives, which resulted in the sale of non-strategic operations for $460 million and an $11 per share special dividend to Shareholders. Mr. Beshar began his career with Arthur Andersen & Co. and is a certified public accountant. He obtained his bachelor’s degree in Accounting and Finance from Michigan State University and is a graduate of The Executive Program at the Darden Graduate School of Business at the University of Virginia.

Dr. Henry Friesen was the President of the Canadian Government’s Medical Research Council, President of the National Cancer Institute of Canada and President of the Canadian Society for Clinical Investigation. He is the Past Founding Chair of Genome Canada. Dr. Friesen was Chair of the Gairdner Foundation whose international awards are Canada’s most prestigious prizes in the biomedical sciences and Chair, Genome Canada, a $600 million budget non-profit organization that supports genomics/proteomics programs to position Canada as a world leader in selected areas in this important sector. From 1991 to 2000, Dr. Friesen was President of the Medical Research Council of Canada and was instrumental in transforming it into the Canadian Institutes of Health Research, an organization with an annual budget in 2008 of over $900 million dedicated to supporting Canadian researchers as well as industry participants. Dr. Friesen has served on the boards of several life science companies including Sanofi Pasteur Canada, YM BioSciences Inc. and Spectral Diagnostics Inc.

Dr. Kirkman has broad executive experience from several public biotechnology companies. He currently serves as the President and Chief Executive Officer of Oncothyreon Inc., an oncology company with a long-established interest in the immunotherapy field. He previously held various executive positions at Xcyte Therapies, another immunotherapy company, and Protein Design Labs. Dr. Kirkman began his career as a clinician-scientist, holding various positions at Brigham and Women’s Hospital, Boston, including Chief, Division of Transplantation. Dr. Kirkman holds an M.D. degree from Harvard Medical School and a B.A. in economics from Yale University.

Audit Committee Oversight

Since the commencement of the Corporation’s most recently completed fiscal period and adoption of the Audit Committee charter, the Board of Directors has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

The Corporation has not relied on the exemptions contained in section 2.4 or Part 8 of NI 52-110 in the most recently completed fiscal period.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services. The Audit Committee will review the engagement of non-audit services as required.

External Auditors Service Fees (By Category)

The aggregate fees billed and accrued by the Corporation’s external auditor in the last two fiscal periods for auditor service fees is as follows:

FINANCIAL PERIOD ENDING	AUDIT FEES(1)	AUDIT RELATED FEES(2)	TAX FEES	ALL OTHER FEES(3)
December 31, 2013	$50,000	$45,000	$ -	$ -
December 31, 2012	$40,000	$15,000	$ -	$ 43,000

Notes:
(1)	Includes fees related to the fiscal year audit, notwithstanding when the fees and expenses were billed or when the services were rendered.
(2)	For 2013, includes incremental audit procedures related to the purchase price allocation of Trillium and an interim review fee for Q3 2013. For 2012, included interim review fees for Q3 2012.
(3)	For 2012, includes fees related to the filing of a prospectus supplement.

CORPORATE GOVERNANCE DISCLOSURE

Corporate governance relates to the activities of the Board of Directors, the members of which are elected by and accountable to the Shareholders, and accounts for the role of management who are appointed by the Board of Directors and charged with the day to day management of the Corporation. The Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Corporation. National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) requires the Corporation to disclose annually in its Circular certain information concerning its corporate governance practices, as set forth below.

Board of Directors

The Board of Directors is responsible for overseeing the management of the Corporation and for the conduct of the Corporation’s affairs generally. Each director is elected annually by the Shareholders and serves for a term that will end at the Corporation’s next annual meeting. The Board of Directors elected in fiscal 2013 consisted of seven members, six of whom were independent. Dr. James DeMesa, Mr. R. Dean Peterson, Dr. Henry Friesen, Dr. Michael Moore, Mr. David Allan and Dr. Calvin Stiller (Chair) were independent meaning that they are not in a relationship which could reasonably interfere with the exercise of their independent judgment. Dr. Niclas Stiernholm became the Corporation’s President and CEO on April 9, 2013 and therefore became a non-independent director. Subsequent to year-end, Mr. David Allan, Mr. Dean Peterson and Dr. James DeMesa retired from the Board of Directors, and Dr. Robert Kirkman, Mr. Luke Beshar and Dr. Thomas Reynolds were appointed to the Board of Directors. The three new appointees are independent directors.

The Board of Directors facilitates its exercise of independent supervision over the Corporation’s management through a combination of formal meetings of the Board of Directors and informal discussions amongst board members. The Corporate Governance and Nominating Committee oversees all governance matters and looks to management of the Corporation to keep it apprised of all significant developments affecting the Corporation and its operations. All major acquisitions, dispositions, investments and contracts and other significant matters outside the ordinary course of the Corporation’s business are subject to approval by the Board of Directors.

During the most recently completed financial year ended December 31, 2013, the Board of Directors held seven formal board meetings. The remaining decisions during the year were passed by written resolution following informal discussions amongst the directors and management.

The Board of Directors functions independently as a majority of the members of the Board of Directors are not involved in management. Also, when appropriate, the Board of Directors excuses management from meetings and conducts business and makes decisions exclusive of management. During 2013, five such in-camera sessions were held. In addition, each Board of Directors committee is comprised of independent directors.

The responsibilities of the Chair of the Board of Directors includes (i) providing leadership to enhance the effectiveness and focus of the Board, (ii) calling and chairing meetings of the Board of Directors ensuring that the Board of Directors meets on a regular basis, at least quarterly, (iii) setting with the Chief Executive Officer the agenda for each meeting, and (iv) ensuring that the Board of Directors receives adequate and regular updates from Management on all matters necessary for the Board of Directors to discharge its responsibilities.

The Board of Directors does not have a written mandate, however, the Board of Directors delineates its role and responsibilities by overseeing the conduct of the business of the Corporation and the activities of management who are responsible for the day-to-day conduct of the business of the Corporation. The Board of Directors further operates by delegating certain of its authorities to management and by reserving certain powers to itself. The Board of Directors retains the responsibility of managing its own affairs including selecting its Chairman, nominating candidates for election to the Board, constituting committees of the full Board of Directors and determining compensation for the directors. Subject to the Corporation’s constating documents, the Board of Directors may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board. Each of the committees of the Board of Directors has a charter which sets out the responsibilities of the committee and the role of the chair of each committee.

Board and Committee Meetings Held for the Fiscal Year Ended December 31, 2013

	Number of Meetings	Dates of Meetings

Board of Directors	7	Mar 7, Apr 8, Apr 29, May 23,
		Aug 27, Oct 7, Nov 15

Audit Committee	6	Jan 16, Apr 29, May 23, Aug 27,
		Oct 21, Nov 18

Corporate Governance and	1	May 15
Nominating Committee

Compensation Committee	1	May 15

Total Number of Meetings Held	15

Attendance of Directors for the Fiscal Year Ended December 31, 2013

Director	Board	Audit	Corporate	Compensation
	Meetings	Committee	Governance	Committee
	Attended	Meetings	Committee	Meetings
		Attended(1,2)	Meetings	Attended(2)
			Attended(2)
David Allan	7	-	-	1
James DeMesa	7	6	-	1
Henry Friesen	7	5	1	-
Robert Kirkman(4)	-	-	-	-
Michael Moore(3)	4	-	1	1
R. Dean Peterson	6	-	-	-
Niclas Stiernholm	7	1	-	-
Calvin Stiller	7	5	1	-

Notes:
(1)	Audit Committee attendance is determined based on membership of the Audit Committee during the year ended December 31, 2013.
(2)	Committee attendance results above are recorded only for committee members. If non-committee members attend a committee meeting, their attendance is not recorded above.
(3)	Dr. Moore joined the Board of Directors on April 9, 2013.
(4)	Dr. Kirkman joined the Board of Directors on December 17, 2013 and therefore did not attend any meetings in 2013.

Directorships

Each of the directors of the Corporation is also a director of other Reporting Issuers, as described below:

DIRECTOR	COMPANY
Dr. Robert Kirkman	Oncothyreon Inc.
Dr. Thomas Reynolds	MEI Pharma, Inc.
Dr. Calvin R. Stiller	Magor Corporation

Orientation and Continuing Education

The Corporation does not currently have a formal orientation or continuing education program for new directors. New directors are provided with access to recent, publicly filed documents of the Corporation, technical reports and internal financial information and given copies of Board of Directors minutes and corporate governance materials. Directors are encouraged to ask questions and communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation.

Ethical Business Conduct

Ethical business behaviour is of great importance to the Board of Directors and the management of the Corporation. The Corporation has instituted policies on disclosure, insider trading as well as a whistleblower policy for all staff and personnel to report any fraudulent or illegal acts on an anonymous basis directly to the Audit Committee chair.

In addition, as some of the directors of the Corporation also serve as directors and officers of other companies engaged in similar activities, the Board of Directors must comply with the conflict of interest provisions of the Business Corporations Act (Ontario), as well as the relevant securities regulatory instruments, in order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or officer has a material interest. Any director would be required to declare the nature and extent of his interest and would not be entitled to vote at meetings which involve such conflict.

The Board of Directors has also adopted a Code of Business Conduct and Ethics (“Code”) intended to document the principles of conduct and ethics to be followed by the Corporation’ employees, officers and directors. A copy of the Corporation’s Code can be obtained under the Corporation’s profile on www.sedar.com or by written request to the Corporation’s Chief Financial Officer, at 96 Skyway Avenue, Toronto, Ontario, M9W 4Y9.

Nomination of Directors

On April 8, 2013, the Board of Directors formed a Corporate Governance and Nominating Committee of the Board of Directors to perform the function of determining the need for and selecting candidates for the Board of Directors. The primary duties and responsibilities of the Corporate Governance and Nominating Committee are to review and make recommendations to the Board of Directors in respect of the governance of the Corporation, identify and recommend new candidates to the Board, and assess directors on an on-going basis.

Compensation Committee

On April 8, 2013, the Board of Directors of the Corporation formed the Compensation Committee consisting of the following independent directors: Dr. Michael Moore (Chair), Mr. Dean Peterson, and Mr. David Allan. In March 2014, Dr. Kirkman and Dr. Thomas Reynolds joined the Compensation Committee on the retirement of Mr. Allan and Mr. Peterson.

The Compensation Committee is charged with the responsibility for reviewing executive compensation policies and guidelines for the Corporation, recommending to the Board of Directors matters with respect to compensation structure, incentive compensation plans and equity-based plans, and monitoring the administration of the Corporation’s executive officer incentive and other compensation related plans. The Corporation’s Board of Directors has adopted a written mandate for the Committee that is available on the Corporation’s website.

Relevant Education and Experience

The following describes the education and experience of each Compensation Committee member that is relevant in the performance of his responsibilities as a Compensation Committee member: Dr. Moore was most recently Chief Executive Officer and Director of PIramed Ltd, a UK-based biotechnology company recently acquired by Roche. He is also Associate Professor at the Brunel Institute Mr. Luke Beshar, and Dr. Robert Kirkman, and Mr. Beshar became Chair of the Audit Committee on April 1, 2014.

Dr. Moore was most recently Chief Executive Officer and Director of PIramed Ltd, a UK-based biotechnology company recently acquired by Roche. He is also Associate Professor at the Brunel Institute of Cancer Genetics and Pharmacogenomics, a post he has held since 1997. Prior to joining PIramed, he held several progressive positions at Xenova Group plc (1988-2003), including Chief Scientific Officer and Research Director. He also acted as Chairman for Phogen (2001-2003), a joint venture between Xenova and Marie Curie Cancer Care.

Dr. Thomas Reynolds served as Chief Medical Officer of Seattle Genetics from March 2007 until his retirement in February 2013. While at Seattle Genetics, he was responsible for building and leading an integrated clinical development, regulatory and medical affairs organization, highlighted by the development and approval of ADCETRIS®. From 2002 to 2007, Dr. Reynolds served at ZymoGenetics (acquired by Bristol-Myers Squibb in 2010), most recently as Vice President, Medical Affairs, where he oversaw the clinical development and regulatory filing of RECOTHROM®. Previously, he was Vice President, Clinical Affairs at Targeted Genetics, and before that he was at Somatix Therapy (acquired by Cell Genesys in 1997). Dr. Reynolds received his M.D. and Ph.D. in Biophysics from Stanford University and a B.A. in Chemistry from Dartmouth College.

Dr. Kirkman’s qualifications are discussed above under Audit Committee – Relevant Education and Experience.

Other Committees

The Corporation may establish Special Committees from time to time to deal with specific matters.

For a description of the Audit Committee see above under “Audit Committee and Relationship with Auditors” and Schedule “A” hereto which contains a copy of the Audit Committee charter.

Assessments

The Board of Directors has developed a formal questionnaire to be completed by each director on an annual basis for the purpose of formally assessing the effectiveness of the Board of Directors as a whole, committees of the Board, and the contribution of individual directors. These questionnaires, and the issues arising therefrom, are intended to be reviewed and assessed by the Chair on an annual basis or more frequently from time to time as the need arises. The Chair takes appropriate action as required based on the results obtained.

ADDITIONAL INFORMATION

Additional information relating to the Corporation can be found on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s audited consolidated financial statements for the year ended December 31, 2013 and the related Management’s Discussion and Analysis (MD&A). Each of these documents is available on SEDAR at www.sedar.com and are incorporated herein by reference.

Copies of these consolidated financial statements and MD&A may be obtained (in some cases upon payment of a reasonable charge if the request is made by a person or company that is not a securityholder of the Corporation) upon written request to James Parsons, CFO, at: Stem Cell Therapeutics Corp., 96 Skyway Avenue, Toronto, Ontario, M9W 4Y9.

DIRECTORS’ APPROVAL

The contents and the sending of this Circular have been approved by the directors.

DATED the 22nd day of April, 2014.

SCHEDULE “A”
AUDIT COMMITTEE CHARTER

Policy Statement

It is the policy of Stem Cell Therapeutics Corp. (the “Corporation”) to establish and maintain an Audit Committee, composed entirely of independent directors, to assist the Board of Directors (the “Board”) in carrying out its oversight responsibility for the Corporation’s internal controls, financial reporting and risk management processes. The Audit Committee will be provided with resources commensurate with the duties and responsibilities assigned to it by the Board including administrative support. If determined necessary by the Audit Committee, it will have the discretion to institute investigations of improprieties, or suspected improprieties within the scope of its responsibilities, including the standing authority to retain special counsel or experts.

Composition of the Committee

1.

The Audit Committee shall consist of at least three directors. The Board shall appoint the members of the Audit Committee. The members of the Committee shall appoint one member of the Audit Committee to be the Chair of the Audit Committee.

2.

Each director appointed to the Audit Committee by the Board shall be an independent director who is unrelated. An outside, unrelated director is a director who is independent of management and is free from any interest, any business or other relationship which could, or could reasonably be perceived, to materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising solely from shareholding. In determining whether a director is independent of management, the Board shall make reference to the then current legislation, rules, policies and instruments of applicable regulatory authorities.

3.	Each member of the Audit Committee shall be “financially literate”. In order to be financially literate, a director must be, at a minimum, able to read and understand basic financial statements.

4.	A director appointed by the Board to the Audit Committee shall be a member of the Audit Committee until replaced by the Board or until his or her resignation.

5.	The Chief Executive Officer (the “CEO”) and Chairman of the Board shall be ex officio members of the Audit Committee.

Meetings of the Committee

6.

The Audit Committee shall convene a minimum of four times each year at such times and places as may be designated by the Chair of the Audit Committee and whenever a meeting is requested by the Board, a member of the Audit Committee, the auditors, or a senior officer of the Corporation. Meetings of the Audit Committee shall correspond with the review of the quarterly financial statements and management discussion and analysis.

7.	The rules for calling, holding, conducting and adjourning meetings of the Audit Committee shall be the same as those governing meetings of the Directors as are set out in the Corporation’s By-laws.

8.	Notice of each meeting of the Audit Committee shall be given to each member of the Audit Committee, the Chairman of the Board and the CEO.

9.	Notice of a meeting of the Audit Committee shall:

(a)	be in writing;

(b)	state the nature of the business to be transacted at the meeting in reasonable detail;

(c)	to the extent practicable, be accompanied by copies of documentation to be considered at the meeting; and

(d)	be given at least two business days prior to the time stipulated for the meeting or such shorter period as the members of the Audit Committee may permit.

10.

A quorum for the transaction of business at a meeting of the Audit Committee shall consist of a majority of the members of the Audit Committee (excluding the Chairman of the Board and CEO). However, it shall be the practice of the Audit Committee to require review, and, if necessary, approval of certain important matters by all members of the Audit Committee.

11.

A member or members of the Audit Committee may participate in a meeting of the Audit Committee by means of telephonic, electronic or other communication facilities, as such permits all persons participating in the meeting to communicate adequately with each other. A member participating in such a meeting by any such means is deemed to be present at the meeting.

12.

In the absence of the Chair of the Audit Committee, the members of the Audit Committee shall choose one of the members present to be Chair of the meeting. In addition, the members of the Audit Committee shall choose one of the persons present to be the Secretary of the meeting.

13.

The Chairman of the Board, senior management of the Corporation and other parties may attend meetings of the Audit Committee; however the Audit Committee (i) shall meet with the external auditors independent of management and (ii) may meet separately with or without management.

14.	Minutes shall be kept of all meetings of the Audit Committee and shall be signed by the Chair and the Secretary of the meeting.

Duties and Responsibilities of the Committee

15.	The Audit Committee’s primary duties and responsibilities are to:

(a)	identify and monitor the management of the principal risks that could impact the financial reporting of the Corporation;

(b)	monitor the integrity of the Corporation’s financial reporting process and system of internal controls regarding financial reporting and accounting compliance;

(c)	monitor the independence and performance of the Corporation’s external auditors;

(d)	deal directly with the external auditors to approve external audit plans, other services (if any) and fees;

(e)	directly oversee the external audit process and results;

(f)	provide an avenue of communication among the external auditors, management and the Board;

(g)	ensure that an effective “whistle blowing” procedure exists to permit stakeholders to express any concerns regarding accounting or financial matters to an appropriately independent individual; and

(h)	ensure that an appropriate Code of Conduct is in place and understood by employees and directors of the Corporation.

16.	The Audit Committee shall have the authority to:

(a)	inspect any and all of the books and records of the Corporation, its subsidiaries and affiliates;

(b)

discuss with the management of the Corporation, its subsidiaries and affiliates and senior staff of the Corporation, any affected party and the external auditors, such accounts, records and other matters as any member of the Audit Committee considers necessary and appropriate;

(c)	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

(d)	set and pay the compensation for any advisors employed by the Audit Committee.

17.

The Audit Committee shall, at the earliest opportunity after each meeting, report to the Board the results of its activities and any reviews undertaken and make recommendations to the Board as deemed appropriate.

18.	The Audit Committee shall:

(a)	review the audit plan with the Corporation’s external auditors and with management;

(b)

discuss with management and the external auditors any proposed changes in major accounting policies or principles, the presentation and impact of significant risks and uncertainties and key estimates and judgments of management that may be material to financial reporting;

(c)	review with management and with the external auditors significant financial reporting issues arising during the most recent fiscal period and the resolution or proposed resolution of such issues;

(d)

review any problems experienced or concerns expressed by the external auditors in performing an audit, including any restrictions imposed by management or significant accounting issues on which there was a disagreement with management;

(e)	review with senior management the process of identifying, monitoring and reporting the principal risks affecting financial reporting;

(f)

review audited annual financial statements and related documents in conjunction with the report of the external auditors and obtain an explanation from management of all significant variances between comparative reporting periods;

(g)

consider and review with management, the internal control memorandum or management letter containing the recommendations of the external auditors and management’s response, if any, including an evaluation of the adequacy and effectiveness of the internal financial controls of the Corporation and subsequent follow up to any identified weaknesses;

(h)	review with financial management and the external auditors the quarterly unaudited financial statements and management discussion and analysis before release to the public;

(i)

before release, review and if appropriate, recommend for approval by the Board, all public disclosure documents containing audited or unaudited financial information, including any prospectuses, annual reports, annual information forms, management discussion and analysis and press releases; and

(j)	oversee any of the financial affairs of the Corporation, its subsidiaries or affiliates, and, if deemed appropriate, make recommendations to the Board, external auditors or management.

19.	The Audit Committee shall:

(a)

evaluate the independence and performance of the external auditors and annually recommend to the Board the appointment of the external auditor or the discharge of the external auditor when circumstances are warranted;

(b)	consider the recommendations of management in respect of the appointment of the external auditors;

(c)	pre-approve all non-audit services to be provided to the Corporation or its subsidiary entities by its external auditors’, or the external auditors of the Corporation’s subsidiary entities;

(d)

approve the engagement letter for non-audit services to be provided by the external auditors or affiliates, together with estimated fees, and considering the potential impact of such services on the independence of the external auditors;

(e)

when there is to be a change of external auditors, review all issues and provide documentation related to the change, including the information to be included in the Notice of Change of Auditors and documentation required pursuant to National Policy 31 (or any successor legislation) of the Canadian Securities Administrators and the planned steps for an orderly transition period; and

(f)

review all reportable events, including disagreements, unresolved issues and consultations, as defined by applicable securities policies, on a routine basis, whether or not there is to be a change of external auditors.

20.	The Audit Committee shall:

(a)	review with management at least annually, the financing strategy and plans of the Corporation; and

(b)	review all securities offering documents (including documents incorporated therein by reference) of the Corporation.

21.

The Audit Committee shall review the amount and terms of any insurance to be obtained or maintained by the Corporation with respect to risks inherent in its operations and potential liabilities incurred by the directors or officers in the discharge of their duties and responsibilities.

22.	The Audit Committee shall review the appointments of the Chief Financial Officer and any key financial managers who are involved in the financial reporting process.

23.

The Audit Committee shall enquire into and determine the appropriate resolution of any conflict of interest in respect of audit or financial matters, which are directed to the Audit Committee by any member of the Board, a Shareholder of the Corporation, the external auditors, or senior management.

24.	The Audit Committee shall periodically review with management the need for an internal audit function.

25.	The Audit Committee shall establish and maintain procedures for:

(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting controls, or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Corporation on concerns regarding questionable accounting or auditing matters.

26.	The Audit Committee shall review and approve the Corporation’s hiring policies regarding employees and former employees of the present and former external auditors or auditing matters.

27.

The Audit Committee shall review with the Corporation’s legal counsel as required but at least annually, any legal matter that could have a significant impact on the Corporation’s financial statements, and any enquiries received from regulators, or government agencies.

28.	The Audit Committee shall assess, on an annual basis, the adequacy of this mandate and the performance of the Audit Committee.

29.	In contributing to the Audit Committee’s discharging of its duties under this mandate, each member of the Audit Committee shall be entitled to rely in good faith upon:

(a)	accounting information of the Corporation represented to him or her by an officer of the Corporation or in a written report of the auditors, and

(b)	any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such persons.

30.

In contributing to the Audit Committee’s discharging of its duties under this mandate, each member of the Audit Committee shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this mandate is intended, or may be construed, to impose on any member of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which all Board members are subject. The essence of the Audit Committee’s duties is the monitoring and reviewing to gain reasonable assurance (but not to ensure) that the Corporation’s business activities are being conducted effectively, that the financial reporting objectives are being met and to enable the Audit Committee to report thereon to the Board.

SCHEDULE “B”
2014 STOCK OPTION PLAN

STEM CELL THERAPEUTICS CORP.

STOCK OPTION PLAN

~~July 18, 2012~~

Amended and Restated on
[•], 2014

1.	Definitions

Unless otherwise defined herein or the context otherwise requires, capitalized terms used have the meaning ascribed to them in the ~~TSX Venture~~Toronto Stock Exchange (“~~TSXV”) Policy 4.4.~~TSX”) Company Manual.

2.	Purpose of Plan

The purpose of the Stem Cell Therapeutics Corp. (the “Corporation”) Stock Option Plan (the “Plan”) is to assist the Corporation in attracting, retaining and motivating directors, officers, ~~consultants~~service providers (the term “service provider” having the definition ascribed thereto in the TSX Company Manual) and employees of the Corporation and its subsidiaries and to closely align the personal interests of such directors, officers, employees and ~~consultants~~service providers with those of the shareholders of the Corporation by providing them with the opportunity, through options (“Options”), to acquire common shares (“Common Shares”) in the capital of the Corporation.

3.	Administration

The Plan shall be administered by the Board of Directors of the Corporation which shall have full and final authority and discretion, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan, subject to the rules and policies of any exchange or quotation system upon which the Corporation’s Common Shares are listed or quoted including the TSX~~-V~~. The Board of Directors may delegate any or all of its authority and discretion with respect to the administration of the Plan to a compensation committee of directors. When used hereafter in the Plan, “Board of Directors” shall be deemed to include the compensation committee acting on behalf of the Board of Directors.

4.	Number of Shares Under Plan

The number of authorized but unissued Common Shares that may be issued upon the exercise of ~~options~~Options granted under the Plan at any time, plus the number of Common Shares reserved for issuance under outstanding ~~options~~Options otherwise granted by the Corporation (collectively, the “Optioned Shares”) shall not exceed ten percent of the combined total of the issued and outstanding Common Shares ~~on a non-diluted basis at any time~~and the number of Common Shares issuable upon due exercise of the issued and outstanding Preferred Shares, and the number of Optioned Shares reserved for issuance under the Plan shall increase or decrease as the number of issued and outstanding Common Shares and Preferred Shares changes. Any exercise of ~~options~~Options will make new grants available under the Plan. However, the following additional restrictions apply:

(a)

in no event shall ~~options~~Options be granted to an individual to purchase in excess of five percent of the total of the number of then issued and outstanding Common Shares and the number of Common Shares issuable upon due conversion of the issued and outstanding Preferred Shares of the Corporation in any 12 month period;

(b)

~~no more than two percent of the issued Common Shares of the Corporation may be granted to any one Consultant in any 12 month period;~~the aggregate number of Common Shares issuable (or reserved for issuance) to Insider Participants under the Plan (such that “Insider Participant” shall mean any Participant (as defined in Section 5 below) that is an Insider as defined in Section 613 of the TSX Company Manual) or any other security-based compensation arrangement of the Corporation and its affiliates (including, without limitation, the Corporation’s Deferred Share Unit Plan, which together with this Plan shall be referred to as “Security-Based Compensation Arrangements”), may not at any time exceed 10% of the total combined issued and outstanding Common Shares and the number of Common Shares issuable upon due conversion of the issued and outstanding Preferred Shares;

~~(c)~~

~~in no event shall (i) the number of Common Shares reserved for issuance under stock options granted to Insiders; or (ii) options be granted to Insiders, in either case, that permit the purchase of in excess of ten percent of the then outstanding shares in any 12 month period;~~

(c)

~~(d) no more than an aggregate of two percent of the issued Common Shares of the Corporation may be granted to persons employed to conduct Investor Relations Activities, in any 12 month period; and~~the aggregate number of Common Shares issued to Insider Participants under the Plan or any other Security-Based Compensation Arrangement of the Company within a one-year period, may not exceed 10% of the total combined number of issued and outstanding Common Shares and the number of Common Shares issuable upon due conversion of the issued and outstanding Preferred Shares; and

(d)

~~(e)~~ if ~~options~~Options granted to an individual under the Plan in respect of certain Optioned Shares expire or terminate for any reason with or without having been exercised, such Optioned Shares may be made available for other ~~options~~Options to be granted under the Plan.

5.	Eligibility

Options may be granted under the Plan to such directors, officers, employees of, or ~~consultants~~service providers to, the Corporation or its subsidiaries as the Board of Directors may from time to time designate as participants (the “Participants”) under the Plan. Subject to the provisions of the Plan, the total number of Optioned Shares to be made available under the Plan and to each Participant, the time or times and price or prices at which ~~options~~Options shall be granted, the time or times at which such ~~options~~Options are exercisable and any conditions or restrictions on the exercise of ~~options~~Options shall be in the full and final discretion of the Board of Directors.

Notwithstanding the expiration date applicable to any Option, if an Option would otherwise expire during or immediately after a Black-out Period, then the expiration date of such Option shall be the tenth business day following the expiration of the Black-out Period, provided that in no event shall the period during which said Option is exercisable be extended beyond 10 years from the date such Option is granted to the Participant. Where used herein, “Black-out Period” means the period during which the Corporation has imposed trading restrictions on its Insiders and certain other persons pursuant to its insider trading and disclosure policies.

6.	Terms and Conditions

All ~~options~~Options under the Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.

(a)	Exercise Price

The exercise price ~~to each Participant for~~payable in respect of each Optioned Share ~~shall~~may not be lower than the ~~Discounted Marked Price at the time of the grant as determined by the Board of Directors calculated using the closing market~~volume weighted average trading price of the Common Shares ~~of the Corporation on the TSX-V on the trading day immediately prior to the grant of the option (or, if no trades occurred on such day, then on the next previous day on which trading took place) less the maximum discount, if any permitted by the TSX-V or other applicable exchange, and further provided that disinterested shareholder approval will be obtained for any reduction in the exercise price if the participant is an Insider of the Corporation at the time of the proposed amendment~~on the TSX over a period of five days preceding the date of grant.

(b)	Option Agreement

All ~~options~~Options granted under the Plan shall be evidenced by means of an agreement (the “Option Agreement”) between the Corporation and each Participant in a form as may be approved by the Board of Directors, such approval to be conclusively evidenced by the execution of the Option Agreement by any senior officer or director of the Corporation other than the Participant. The Corporation shall represent in each Option Agreement that the Participant is a bona fide director, officer, or employee of, or ~~consultant~~service provider to, the Corporation.

(c)	Length of Grant and Vesting

~~All options~~Each Option granted under the Plan shall expire not later than the 10th anniversary of the date such ~~options were~~Option was granted and may be exercised by the Participant ~~as~~subject to such ~~varying percentages, on a cumulative basis~~vesting (if any), during the ~~terms~~term thereof as the Board of Directors shall determine (“Option Period”).

(d)	Non-Assignability of Options

An ~~option~~Option granted under the Plan shall not be transferable or assignable (whether absolutely or by way of mortgage, pledge or other charge) by a Participant other than to a Participant’s Registered Retirement Savings Plan or wholly-owned corporation or by will or other testamentary instrument or the laws of succession and may be exercisable during the lifetime of the Participant only by such Participant.

(e)	Right to Postpone Exercise

Each Participant, upon becoming entitled to exercise an ~~option~~Option in respect of any Optioned Shares in accordance with an Option Agreement, shall thereafter be entitled to exercise the ~~option~~Option to purchase such Optioned Shares at any time prior to the expiration or other termination of the Option Agreement or the ~~option~~Option rights granted thereunder in accordance with such agreement.

(f)	Exercise and Payment

Any ~~option~~Option granted under the Plan may be exercised by a Participant or the legal representative of a Participant by giving notice to the Corporation specifying the number of Common Shares in respect of which such ~~option~~Option is being exercised, accompanied by payment (by cash or certified cheque payable to the Corporation) of the entire exercise price (determined in accordance with the Option Agreement) for the number of Common Shares specified in the notice. Upon any such exercise of an ~~option~~Option by a Participant, the Corporation shall promptly deliver to such Participant or the legal representative of such Participant, as the case may be, a share certificate in the name of such Participant or the legal representative of such Participant, as the case may be, representing the number of Common Shares specified in the notice.

If the Corporation is required under the Income Tax Act (Canada) or any other applicable law to remit to any governmental authority an amount on account of tax on the value of any taxable benefit associated with the exercise or disposition of Options by a Participant, then the Participant shall, concurrently with the exercise or disposition:

(i)

pay to the Corporation, in addition to the exercise price for the Options, if applicable, sufficient cash as is determined by the Corporation to be the amount necessary to fund the required tax remittance;

(ii)

where the Corporation so agrees, authorize the Corporation, on behalf of the Participant, to sell in the market on such terms and at such time or times as the Corporation determines such portion of the Common Shares being issued upon exercise of the Options as is required to realize cash proceeds in the amount necessary to fund the required tax remittance; or

(iii)	make other arrangements acceptable to the Corporation to fund the required tax remittance.

(g)	Rights of Participants

The Participants shall have no rights whatsoever as shareholders in respect of any of the Optioned Shares (including, without limitation, any right to receive dividends or other distributions therefrom, voting rights, warrants or rights under any rights offering) other than in respect of Optioned Shares for which Participants have exercised their ~~option~~Option to purchase and which have been issued by the Corporation.

(h)	Change of Control

~~In the event of an amalgamation, arrangement or other form of business combination of the Corporation with another corporation or other entity which results in the holders of voting securities of that other corporation or entity holding, in the aggregate, voting securities having attached thereto a number of votes which constitutes, in the aggregate, more than 50% of the aggregate votes attaching to all outstanding voting securities of the Corporation or entity resulting from the business combination (a “Change of Control”) all issued options become exercisable immediately. In the event of a Change of Control transaction which results in the Corporation being acquired outright by another entity, the Corporation may, at its option, require the acceleration of the time for the exercise of the option rights granted under the Plan and the time for fulfilment of any conditions or restrictions on such exercise.~~

Any Options outstanding immediately prior to the occurrence of a Change in Control, but which are not then exercisable, shall immediately vest and become fully exercisable upon the occurrence of a Change in Control. The term “Change of Control” shall mean any one or a combination of:

(i)

~~Third Party Offer~~any transaction at any time and by whatever means pursuant to which (A) the Corporation goes out of existence by any means, except for any corporate transaction or reorganization in which the proportionate voting power among holders of securities of the entity resulting from such corporate transaction or reorganization is substantially the same as the proportionate voting power of such holders of Corporation voting securities immediately prior to such corporate transaction or reorganization or (B) any Person or any group of two or more Persons acting jointly or in concert (other than the Corporation, a wholly-owned Subsidiary (as defined in the Securities Act (Ontario)) of the Corporation, an employee benefit plan of the Corporation or of any of its wholly-owned Subsidiaries, including the trustee of any such plan acting as trustee) hereafter acquires the direct or indirect “beneficial ownership” (as defined by the Business Corporations Act (Ontario)) of, or acquires the right to exercise control or direction over, securities of the Corporation representing 50% or more of the Corporation’s then issued and outstanding securities in any manner whatsoever, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

~~If at any time when an option granted under the Plan remains unexercised with respect to any Optioned Shares, an offer to purchase all of the Common Shares of the Corporation is made by a third party, the Corporation shall use its best efforts to bring such offer to the attention of the Participants as soon as practicable and the Corporation may, at its option, require the acceleration of the time for the exercise of the option rights granted under the Plan and of the time for the fulfilment of any conditions or restrictions on such exercise.~~

(ii)	the sale, assignment or other transfer of all or substantially all of the assets of the Corporation to a Person other than a wholly-owned Subsidiary of the Corporation;

(iii)

the dissolution or liquidation of the Corporation except in connection with the distribution of assets of the Corporation to one or more Persons which were wholly-owned Subsidiaries of the Corporation immediately prior to such event;

(iv)

the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a wholly-owned Subsidiary of the Corporation); or

(v)	the Board passes a resolution to the effect that, for the purposes of some or all of the Option Agreements, an event set forth in (i), (ii), (iii) or (iv) above has occurred.

(i)	~~(j)~~ Alterations in Shares

In the event of a share dividend, share split, issuance of Common Shares or instruments convertible into Common Shares (other than pursuant to the Plan) for less than market value, share consolidation, share reclassification, exchange of Common Shares, recapitalization, amalgamation, merger, consolidation, corporate continuance, reorganization, liquidation or the like of or by the Corporation, the Board of Directors may make such adjustment, if any, of the number of Optioned Shares, or of the exercise price, or both, as it shall deem appropriate to give proper effect to such event, including to prevent, to the extent possible, substantial dilution or enlargement of rights granted to Participants under the Plan. In any such event, the maximum number of Common Shares available under the Plan may be appropriately adjusted by the Board of Directors. If because of a proposed merger, amalgamation or other corporate continuance or reorganization, the exchange or replacement of Common Shares in the Corporation for those in another corporation is imminent, the Board of Directors may, in a fair and equitable manner, determine the manner in which all unexercised ~~option~~Option rights granted under the Plan shall be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Participants and of the time for the fulfilment of any conditions or restrictions on such exercise. All determinations of the Board of Directors under this paragraph (j) shall be full and final,

(j)	~~(k)~~ Termination for Cause

If a Participant is dismissed as a director, officer or employee of, or ~~consultant~~service provider to, the Corporation or one of its subsidiaries for cause, all unexercised ~~option~~Option rights of that Participant under the Plan shall immediately become terminated and shall lapse notwithstanding the original term of the ~~option~~Option granted to such Participant under the Plan.

(k)	~~(l)~~ Retirement, Resignation or Termination

Subject to earlier termination pursuant to Section 6(k) above, if a Participant ceases to be a director, officer or employee of, or ~~consultant~~service provider to, the Corporation or of one of its subsidiaries as a result of:

(i)	retirement at the normal retirement age prescribed by the Corporation pension plan, if any;

(ii)	resignation; or

(iii)	termination;

such Participant shall have the right for a period of ~~90 days (or such other longer period as may be determined by the Board of Directors in its sole discretion)~~120 days from the date of ceasing to be a director, officer, employee or ~~consultant~~service provider to exercise the ~~option~~Option under the Plan with respect to all Optioned Shares of such Participant to the extent they were exercisable on the date of ceasing to hold any such position with the Corporation, or until the normal expiry date of the ~~option~~Option rights of such Participant, whichever is earlier. Upon the expiration of such period, all unexercised ~~option~~Option rights of that Participant shall immediately become terminated and shall lapse notwithstanding the original term of the ~~option~~Option granted to such Participant under the Plan.

(l)	~~(m)~~ Disabled Participant

If a Participant ceases to be a director, officer or employee of, or ~~consultant~~service provider to, the Corporation or of one of its subsidiaries as a result of disability or illness preventing the Participant from performing the duties routinely performed by such Participant, such Participant shall have the right for a period of 180 days (or until the normal expiry date of the ~~option~~Option rights of such Participant if earlier) from the date of ceasing to be a director, officer, employee or ~~Consultant~~Service provider to exercise the ~~option~~Option under the Plan with respect to all Optioned Shares of such Participant to the extent they were exercisable on the date of ceasing to hold any such position. Upon the expiration of such 180 day period all unexercised ~~option~~Option rights of that Participant shall immediately become terminated and shall lapse notwithstanding the original term of the ~~option granted to such Participant under the Plan.~~

~~(n)~~

~~Participant engaged in Investor Relations ActivitiesIf a Participant who engaged in Investor Relations Activities for the Corporation is terminated without cause or ceases to be employed by reason of retirement, resignation or disability or illness, such Participant shall have the right for a period of 30 days (or until the normal expiry date of the option rights of such Participant if earlier) from the date of ceasing to be engaged in Investor Relations Activities with the Corporation to exercise the option under the Plan with respect to all Optioned Shares of such Participant to the extent they were exercisable on the date of ceasing to hold any such position with the Corporation. Upon the expiration of such 30 day period, all unexercised option rights of that Participant shall immediately become terminated and shall lapse notwithstanding the original term of the option~~Option granted to such Participant under the Plan.

(m)	~~(o)~~ Deceased Participant

In the event of the death of any Participant, the legal representatives of the deceased Participant shall have the right for a period of one year (or until the normal expiry date of the ~~option~~Option rights of such Participant if earlier) from the date of death of the Participant to exercise the deceased Participant’s ~~option~~Option with respect to all of the Optioned Shares of the deceased Participant to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised ~~option~~Option rights of the deceased Participant shall immediately become terminated and shall lapse notwithstanding the original term of the ~~option~~Option granted to the deceased Participant under the Plan.

7.	Amendment and Discontinuance of Plan

The Board ~~of Directors may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time, provided that no such action may in any manner adversely affect the rights under any options earlier granted to a Participant under the Plan without the consent of that Participant.~~has the discretion to make amendments to this Plan and any Options granted hereunder which it may deem necessary, without having to obtain shareholder approval. Such changes include, without limitation:

(i)	minor changes of a “housekeeping” nature;

(ii)

amending Options under the Plan, including with respect to the Option Period (provided that the period during which an Option is exercisable does not exceed ten years from the date the Option is granted and that such Option is not held by an Insider Participant), vesting period, exercise method and frequency, exercise price of an Option (provided that such Option is not held by an Insider Participant) and method of determining the exercise price, assignability and effect of termination of a Participant’s employment or cessation of the Participant’s directorship;

(iii)	changing the class of Participants eligible to participate under the Plan;

(iv)	changing the terms and conditions of any financial assistance which may be provided by the Company to Participants to facilitate the purchase of Common Shares under the Plan; and

(v)	adding a cashless exercise feature, payable in cash or securities, whether or not providing for a full deduction of the number of underlying Common Shares from the Plan reserve.

Shareholder approval will be required in the case of: (i) any amendment to the amendment provisions of the Plan; (ii) any increase in the maximum number of Common Shares issuable under the Plan; and (iii) any reduction in the exercise price or extension of the Option Period benefiting an Insider Participant, in addition to such other matters that may require shareholder approval under the rules and policies of the TSX.

8.	No Further Right

Nothing contained in the Plan nor in any ~~option~~Option granted hereunder shall give any Participant or any other person any interest or title in or to any Common Shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any ~~option~~Option, nor shall it confer upon the Participants any right to continue as an officer or employee of the Corporation or of its subsidiaries.

9.	Compliance with Laws

The obligations of the Corporation to sell Common Shares and deliver share certificates under the Plan are subject to such compliance by the Corporation and the Participants with all applicable corporate and securities laws as the Corporation deems necessary or advisable.

SCHEDULE “C”
2014 DSU PLAN

STEM CELL THERAPEUTICS CORP.
(the "Company")

DEFERRED SHARE UNIT PLAN
FOR DIRECTORS AND EXECUTIVE OFFICERS
Amended and Restated on [•], 2014

PART l - GENERAL PROVISIONS

Purpose

1.1      ~~1.1~~           The purpose of this Plan is to provide an alternative form of compensation to satisfy annual and special bonuses payable to Directors and Executive Officers and to satisfy fees that may be payable to Directors for acting as directors of the Company. This form of compensation promotes a greater alignment of interests amongst Directors and Executive Officers and the Company's shareholders.

Definitions

1.2      ~~1.2~~           In this Plan,

Annual Board Retainer means the annual retainer paid by the Company to a Director, but does not include Chair Fees, Committee Fees and Meeting Fees.

Applicable Withholding Tax has the meaning set forth in Section 3.4;

Awarded Amount has the meaning set forth in Section 2.1;

Board means the Board of Directors of the Company;

Chair means the chair of the Board;

Chair Fees means the fees or retainers, other than Meeting Fees, the Annual Board Retainer and Committee Fees, paid by the Company to a Director for service as the Chair and as chairperson of a committee of the Board;

Committee means the Compensation Committee of the Board, or any other persons designated by the Board to perform the duties contemplated herein;

Committee Fees means the fees or retainers, other than Meeting Fees, the Annual Board Retainer and Chair Fees, paid by the Company to a Director for service on a committee of the Board;

Company means Stem Cell Therapeutics Corp.;

Deferred Share Unit means a right granted by the Company to an Eligible Person to receive, on a deferred payment basis, a Share ~~or the Fair Market Value thereof, or a combination thereof~~ on the terms contained in this Plan;

Director means any Director of the Company, or a subsidiary of the Company, appointed and approved by the Board or the shareholders;

Eligible Person means any person who is a Director or Executive Officer;

Executive Officer means the Chief Executive Officer, President, Chief Financial Officer and any senior officer of the Company, or any subsidiary of the Company or any persons acting in any such capacity on behalf of the Company or subsidiary of the Company;

Fair Market Value means the five-day volume weighted average trading price as calculated, being the VWAP (as the term VWAP is defined in ~~accordance with the TSXV Policies~~the TSX Company Manual), as at, and including, the relevant determination date or such other applicable date referenced herein provided that such date is a business day and if it is not then calculated as at and including the last business day which ~~proceeded~~preceded such applicable date referenced herein, except that if the Shares are not listed on the ~~TSXV~~TSX, the Fair Market Value will be the value established by the Board based on the five-day average closing price per Share on any other public exchange on which the Shares are listed calculated as at, and including, the relevant determination date or such other applicable date referenced herein provided that such date is a business day and if it is not then calculated as at and including the last business day which proceeded such applicable date referenced herein, or if the Shares are not listed on any public exchange, by the Board based on its determination of the fair value of a Share;

Director Fees means the aggregate total of the Annual Board Retainer, Chair Fees, Committee Fees, Meeting Fees and any other fees payable to a Director;

Insider means an “insider” as defined in ~~the TSXV Policies~~Section 613 of the TSX Company Manual;

Meeting Fees means the fees or retainers, other than the Annual Board Retainer, Chair Fees, and Committee Fees, paid by the Company to a Director for attending meetings of the Board or any committee of the Board;

Option means the right to purchase Shares granted pursuant to the Company's stock option plan approved by the Board, as may be amended from time to time in accordance with its terms, or any successor plan accepted for filing by the ~~TSXV~~TSX;

Outstanding Issue means the combined total number of Shares outstanding ~~on a non-diluted basis~~and the number of Shares issuable upon conversion of the issued and outstanding First Preferred Shares of the Company in accordance with their terms;

Plan means this Deferred Share Unit Plan, as amended from time to time;

Reserved for Issuance refers to Shares that may be issued in the future upon the exercise of Options granted under the Company’s stock option plan, Deferred Share Units which have been or are granted pursuant to this Plan or pursuant to any other Share Compensation Arrangements;

Section 409A means Section 409A of the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder;

Separation from Service of a US Taxpayer means the date the US Taxpayer incurs a separation from service with the Company within the meaning of U.S. Treas. Regs. § 1.409A -1(h);

Service Provider means a person who is a bona fide director, officer, employee or consultant of the Company or its affiliates, and also includes a company, of which 100% of the share capital is beneficially owned by one or more such persons;

Share means a common share in the capital of the Company;

Share Compensation Arrangement means the Plan described herein and any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more Eligible Persons, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guaranty or otherwise;

Specified Employee means a US Taxpayer who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code;

Terminated Service means that the Eligible Person has ceased to be a Director or Executive Officer, other than as a result of death;

Total Compensation for a particular Eligible Person means the aggregate of:

(a)	the discretionary annual bonus determined by the Board for which Directors or Executive Officers are eligible, and

(b)	a bonus, that is not an annual bonus, that may be awarded to a Director or Executive Officer at the discretion of the Board; and

(c)	Director Fees.

~~TSXV~~TSX means the ~~TSX Venture~~Toronto Stock Exchange;

US Taxpayer means an Eligible Person whose compensation from the Company is subject to Section 409A.

Effective Date

1.3      ~~1.3~~           Subject to the acceptance by the ~~TSXV~~TSX, this Plan will be effective immediately upon the approval of the shareholders of the Company at the Company’s Annual and Special Meeting to be held ~~October 17, 2013.~~[•], 2014.

Administration

1.4      ~~1.4~~           The Board will, in its sole and absolute discretion, but taking into account relevant corporate, securities and tax laws,

(a)	~~(a)~~ interpret and administer this Plan,

(b)	~~(b)~~ establish, amend and rescind any rules and regulations relating to this Plan, and

(c)	~~(c)~~ make any other determinations that the Board deems necessary or desirable for the administration of this Plan.

The Board may correct any defect or any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Board in the interpretation and administration of this Plan will be final, conclusive and binding on all parties concerned. All expenses of administration of this Plan will be borne by the Company.

Delegation

1.5      ~~1.5~~           The Board may, to the extent permitted by law, delegate any of its responsibilities under this Plan and powers related thereto (including, without limiting the generality of the foregoing, those referred to under Section 1.4) to the Committee or to one or more officers of the Company and all actions taken and decisions made by the Committee or by such officers in this regard will be final, conclusive and binding on all parties concerned, including, but not limited to, the Company, the Eligible Person, and their legal representatives.

PART 2 - AWARDS UNDER THIS PLAN

Determination of Deferred Share Units

2.1      ~~2.1~~           The Board will, in its sole and absolute discretion, decide at the time of declaring or awarding any Total Compensation to any Eligible Person the amount (the "Awarded Amount") of the Total Compensation that will be satisfied in the form of Deferred Share Units.

Issue of Deferred Share Units

2.2      ~~2.2~~           The number of Deferred Share Units (including fractional Deferred Share Units, computed to three digits) to be credited to an Eligible Person for services will be determined by dividing the Awarded Amount by the Fair Market Value as at the last trading day before the date the Awarded Amount is declared by the Board.

Maximum Shares Reserved

2.3      ~~2.3~~           Subject to adjustment as provided for herein, the maximum aggregate number of Shares that may be Reserved for Issuance pursuant to this Plan is 2,000,000 Shares (subject to adjustment as provided for herein).

2.4      ~~2.4~~           In no event may the number of Shares that are Reserved for Issuance to any one person pursuant to Deferred Share Units and Options exceed 5% of the Outstanding Issue.

2.5      ~~2.5~~           The maximum aggregate number of Shares that, under all Share Compensation Arrangements,

(a)	~~(a)~~ may be Reserved for Issuance to Insiders of the Company, may not exceed 10% of the Outstanding Issue at any time, and

(b)	~~(b)~~ may be issued to Insiders within a one-year period, may not exceed 10% of the Outstanding Issue.

2.6      ~~2.6~~           For the purposes of Section 2.5, Shares issuable to an Insider pursuant to a Deferred Share Unit or other entitlement that was granted before the person became an Insider will be excluded in determining the number of Shares issuable to Insiders.

Shares Not Acquired

2.7      ~~2.7~~           Any Shares not acquired under a Deferred Share Unit granted under the Plan which has expired or been cancelled or terminated may be made the subject of a further Deferred Share Unit pursuant to the provisions of the Plan.

Dividend Equivalents

2.8      ~~2.8~~           On any date on which a cash dividend is paid on Shares, an Eligible Person's account will be credited with the number of Deferred Share Units (including fractional Deferred Share Units, computed to three digits) calculated by,

(a)

~~(a)~~      multiplying the amount of the dividend per Share by the aggregate number of Deferred Share Units that were credited to the Eligible Person's account as of the record date for payment of the dividend, and

(b)	~~(b)~~ dividing the amount obtained in Section 2.8(a) by the Fair Market Value on the date on which the dividend is paid.

Eligible Person's Account

2.9      ~~2.9~~           A written confirmation of the balance in each Eligible Person's account will be sent by the Company to the Eligible Person upon request of the Eligible Person.

Adjustments and Reorganizations

2.10      ~~2.10~~           In the event of any dividend paid in shares, share subdivision, combination or exchange of shares, merger, consolidation, spin-off or other distribution of Company assets to shareholders, or any other change in the capital of the Company affecting Shares, the Board, in its sole and absolute discretion, will make, with respect to the number of Deferred Share Units outstanding under this Plan, any proportionate adjustments as it considers appropriate to reflect that change.

PART 3 - TERMINATION OF SERVICE

Termination of Service

3.1      ~~3.1~~           An Eligible Person who has Terminated Service may elect to receive one Share in respect of each whole Deferred Share Unit credited to the Eligible Person's account (determined in accordance with Section 3.2), by filing with the President of the Company a notice of redemption in the form prescribed from time to time by the Company on or before December 15 of the first calendar year commencing after the date on which the Eligible Person has Terminated Service. If the Eligible Person fails to file such notice on or before that December 15, the Eligible Person will be deemed to have filed with the President of the Company a notice of redemption on that December 15 and will be deemed to have elected to redeem all of his or her Deferred Share Units. The date on which a notice is filed or deemed to be filed with the Secretary of the Company is the "Filing Date". The Company may defer the Filing Date to any other date if such deferral is, in the sole opinion of the Company, desirable to ensure compliance with Section 4.3.

Issuance of Shares

3.2      ~~3.2~~           The issuance of the Shares will be made by the Company as soon as reasonably possible following the Filing Date. In no event will the issuance be made later than December 31 of the first calendar year commencing after the Eligible Person has Terminated Service. Fractional Shares may not be issued, and where an Eligible Person would be entitled to receive a fractional Share in respect of any fractional Deferred Share Unit, the Company will pay to such Eligible Person, in lieu of such fractional Share, cash equal to its Fair Market Value, calculated as at the Filing Date.

3.3      ~~3.3.~~           Notwithstanding the foregoing provisions of Section 3.1 and Section 3.2, if an Eligible Person is a US Taxpayer, then the following rules shall apply relating to the redemption of Deferred Share Units and issuance of Shares:

(a)	~~(a)~~ Deferred Share Units which become redeemable under Section 3.1 shall be redeemed only if the event giving rise to Terminated Service is a Separation from Service; and

(b)

~~(b)~~      the redemption date shall be any date determined by the Company (and not the US Taxpayer) to occur as soon as reasonably possible (but not later than two months) after the Separation from Service, without a notice of filing required by the Eligible Person, except that if the US Taxpayer is determined to be a Specified Employee, the redemption date shall be the first day of the seventh month after the Separation from Service of the US Taxpayer.

Death

3.4      ~~3.4~~           In the event of the death of an Eligible Person, the Company will, within two months of the Eligible Person's death, pay cash equal to the Fair Market Value of the Shares which would be deliverable to the Eligible Person if the Eligible Person had Terminated Service in respect of the Deferred Share Units credited to the deceased Eligible Person's account (net of any Applicable Withholding Tax) to or for the benefit of the legal representative of the Eligible Person. The Fair Market Value will be calculated on the date of death of the Eligible Person.

Applicable Withholding Tax

3.5      ~~3.5~~           The Company is authorized to deduct such taxes and other amounts as it may be required by law to withhold ("Applicable Withholding Tax"), in such manner as it determines, including, without limiting the generality of the foregoing, by delivering fewer Shares than an Eligible Person otherwise would have received. In addition to, or as an alternative to the foregoing, the Company may require Eligible Persons, as a condition precedent to the issuance and delivery of Shares otherwise to be delivered to them under this Plan, to deliver payment in full of the Applicable Withholding Tax to the Company or undertakings to, or indemnities in favour of, the Company respecting the payment by such Eligible Persons of applicable income or other taxes.

PART 4 - GENERAL

Non-Transferability

4.1      ~~4.1~~           Deferred Share Units and all other rights, benefits or interests in this Plan are non-transferable and may not be pledged or assigned or encumbered in any way and are not subject to attachment or garnishment, except that if the Eligible Person dies, the legal representatives of the Eligible Person will be entitled to receive the amount of any payment otherwise payable to the Eligible Person hereunder in accordance with the provisions hereof.

No Right to Service

4.2      ~~4.2~~           Neither participation in this Plan nor any action under this Plan will be construed to give any Eligible Person a right to be retained in the service of the Company.

Applicable Trading Policies

4.3      ~~4.3~~           The Board and each Eligible Person will ensure that all actions taken and decisions made by the Board or the Eligible Person, as the case may be, pursuant to this Plan comply with any applicable securities laws and policies of the Company relating to insider trading or "blackout" periods.

Successors and Assigns

4.4      ~~4.4~~           This Plan will enure to the benefit of and be binding upon the respective legal representatives of the Eligible Person.

Plan Amendment

~~4.5           The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan without obtaining shareholder approval as it deems necessary or appropriate, but no amendment will, without the consent of the Eligible Person or unless required by law, adversely affect the rights of an Eligible Person with respect to Deferred Share Units to which the Eligible Person is then entitled under this Plan.~~

~~4.6           Notwithstanding Section 4.5, the Board may not, without approval of the holders of a majority of the issued and outstanding equity securities of the Company present and voting in person or by proxy at a meeting of holders of such securities, amend the Plan or a Deferred Share Unit to:~~

~~(a)      increase the number of Shares reserved for issuance under the Plan;~~

~~(b)      permit assignments, or exercises other than by the Eligible Person, of Deferred Share Units beyond that contemplated by Section 4.1, except for an amendment that would permit the assignment of a Deferred Share Unit for estate planning or estate settlement purposes; and~~

~~(c)      amend the Plan to provide for other types of compensation through equity issuance, unless the change to the Plan or a Deferred Share Unit results from the application of Section 2.10.~~

~~4.7           Without limiting the generality of Section 4.5, the Board may make the following amendments to the Plan without obtaining shareholder approval:~~

~~(a)      amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including without limitation the TSXV Policies or the rules of any national securities exchange or system on which the Shares are then listed or reported, or by any regulatory body having jurisdiction with respect thereto;~~

~~(b)      making adjustments to outstanding Deferred Share Units in the event of certain corporate transactions;~~

~~(c)      a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original termination date;~~

4.5      The Board has the discretion to make amendments to this Plan and any Deferred Share Units granted hereunder which it may deem necessary, without having to obtain shareholder approval. Such changes may include, without limitation:

(a)	minor changes of a “housekeeping” nature;

(b)

amending the terms of Deferred Share Units under the Plan and method of determining the Awarded Amount and the number of Deferred Share Units that may be issued to an Eligible Person, and the assignability and effect of Terminated Service of an Eligible Person;

(c)

~~(d)      amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan, including, without limitation, to expand~~changing the class of Eligible Persons to ~~include any or all Service Providers~~; and

(d)	changing the method and procedures to be followed with regard to the issuance of Deferred Share Units under the Plan.

4.6      ~~(e)      amendments to the Plan that are of a "housekeeping nature".~~Shareholder approval will be required in the case of: (i) any amendment to the amendment provisions of the Plan; (ii) any increase in the maximum number of Common Shares issuable under the Plan; and (iii) such other matters that may require shareholder approval under the rules and policies of the TSX.

Plan Termination

4.7      ~~4.8~~           The Board may terminate this Plan at any time, but no termination will, without the consent of the Eligible Person or unless required by law, adversely affect the rights of an Eligible Person with respect to Deferred Share Units to which the Eligible Person is then entitled under this Plan. In no event will a termination of this Plan accelerate the time at which the Eligible Person would otherwise be entitled to receive any Shares or cash in respect of Deferred Share Units hereunder.

Governing Law

4.8      ~~4.9~~           This Plan and all matters to which reference is made in this Plan will be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

Reorganization of the Company

4.9      ~~4.10~~           The existence of this Plan or Deferred Share Units will not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or to create or issue any bonds, debentures, shares or other securities of the Company or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company, or any amalgamation, combination, merger or consolidation involving the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

No Shareholder Rights

4.10      ~~4.11~~           Deferred Share Units are not considered to be Shares or securities of the Company, and an Eligible Person whose account is credited with Deferred Share Units will not, as such, be entitled to exercise voting rights or any other rights attaching to the ownership of Shares of other securities of the Company, or be considered the owner of Shares by virtue of such crediting of Deferred Share Units.

No Other Benefit

4.11      ~~4.12~~           No amount will be paid to, or in respect of, an Eligible Person under this Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Person for such purpose.

Unfunded Plan

4.12      ~~4.13~~           For greater certainty, this Plan will be an unfunded plan, including for tax purposes. Any Eligible Person holding Deferred Share Units or related accruals under this Plan will have the status of a general unsecured creditor of the Company with respect to any relevant rights hereunder.

SCHEDULE “D”
AMENDED AND RESTATED BY-LAW NO. 1

BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of

Stem Cell Therapeutics Corp.

amended and restated on April [•], 2014

CONTENTS

Section 1	-	Interpretation
Section 2	-	Business of the Corporation
Section 3	-	Borrowing and Securities
Section 4	-	Directors
Section 5	-	Delegation
Section 6	-	Officers
Section 7	-	Protection of Directors, Officers and Others
Section 8	-	Shares
Section 9	-	Dividends and Rights
Section 10	-	Meetings of Shareholders
Section 11	-	Notices
Section 12	-	Repeal
Section 13		Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

SECTION 1
INTERPRETATION

1.1 Definitions - In the by-laws of the Corporation, unless the context otherwise requires, capitalized terms used but not defined in this By-Law shall have the meanings attributed to them in the Act, except that:

"Act" means the Business Corporations Act (Ontario), and any statute that may be substituted therefor, as amended, restated or in effect from time to time;

"appoint" includes "elect" and vice-versa;

"articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival and includes any amendments thereto;

"Board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"Corporation" means Stem Cell Therapeutics Corp.;

"meeting of shareholders" includes an annual meeting of shareholders or a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) and any statute that may be substituted therefor, as amended, restated or in effect from time to time;

"recorded address" means:

(a)	in the case of a shareholder, that person's address as recorded in the securities register;

(b)	in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and

(c)	in the case of a director, officer, auditor or member of a committee of the Board, that individual's latest address as recorded in the records of the Corporation;

"Regulations" means the regulations made under the Act, as amended, restated or in effect from time to time;

"signing officer" means, in relation to any instrument, any person authorized to sign the instrument on behalf of the Corporation by Section 2.2 or by a resolution passed pursuant thereto; and

"unanimous shareholder agreement" means:

(a)

an otherwise lawful written agreement among all the shareholders of the Corporation, or among all the shareholders and one or more persons who are not shareholders, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as amended, supplemented, restated and replaced from time to time in accordance with its provisions; or

(b)

a written declaration made by a person who is the beneficial owner of all of the issued shares of the Corporation that restricts in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as amended, supplemented, restated and replaced from time to time in accordance with its provisions.

1.2 Interpretation – Words in the singular include the plural and vice-versa, words in one gender include all genders, and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION 2
BUSINESS OF THE CORPORATION

2.1 Corporate Seal - The Corporation may have one or more different corporate seals which may be adopted or changed from time to time by the Board, on which the name of the Corporation appears in the language or one or more of the languages set out in the articles.

2.2 Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one of the directors or officers. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal (if any) to any instrument. Any signing officer may certify a copy of any instrument, resolution, by-law or other document of the Corporation to be a true copy thereof.

2.3 Execution in Counterpart - Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed in several documents of like form each of which is executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document and to bear date as of the date of execution thereof by the last person.

2.4 Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

2.5 Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.6 Withholding Information from Shareholders - Subject to the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the Board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the Board or by resolution passed at a meeting of shareholders.

SECTION 3
BORROWING AND SECURITIES

3.1 Borrowing Power - Without limiting the borrowing powers of the Corporation as provided by the Act, but subject to the articles and any unanimous shareholder agreement, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the Corporation, whether secured or unsecured;

(c)	give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

The Board may from time to time delegate to one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board in this Section 3.1 to the extent and in the manner as the Board shall determine at the time of such delegation.

Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2 Delegation - Subject to any unanimous shareholder agreement, the Board may from time to time delegate to a committee of the Board, a director or an officer of the Corporation or any other person as may be designated by the Board all or any of the powers conferred on the Board by Section 3.1 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

SECTION 4
DIRECTORS

4.1 Number of Directors and Quorum – Subject to the articles, the Board shall consist of the number of directors specified in the articles, except that if the articles provide for a minimum and maximum number of directors, the board shall consist of the number of directors determined from time to time by a special resolution of the shareholders (or, if the directors are empowered by a special resolution to determine the number, by a resolution of the Board) within such minimum and maximum. Subject to Section 4.18, a majority of the number of directors so specified or determined shall constitute a quorum at any meeting of the Board.

4.2 Qualification - No person shall be qualified for election as a director:

(a)	if the person is less than 18 years of age;

(b)

if the person has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere;

(c)	if the person is not an individual; or

(d)	if the person has the status of a bankrupt.

Subject to the articles, a director need not be a shareholder. Subject to the Act, at least 25% of the directors must be resident Canadians. If the Corporation has less than four directors, at least one director must be a resident Canadian.

4.3 Election and Term - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.4 Removal of Directors - Subject to the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the Board.

4.5 Vacation of Office - A director ceases to hold office when such director: (a) dies or, subject to the Act, resigns; (b) is removed from office by the shareholders in accordance with the Act; or (c) ceases to be qualified for election as a director in accordance with the Act. A resignation of a director becomes effective at the time a written resignation is sent or delivered to the Corporation or the time specified in such resignation, whichever is later.

4.6 Vacancies - Subject to the Act and the articles, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from:

(a)

an increase in the number of directors, unless the directors are authorized to determine the number of directors and the appointment of an additional director would not result in a total number of directors greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders;

(b)	an increase in the maximum number of directors; or

(c)	a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders.

In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders, the Board shall forthwith call a special meeting of shareholders to fill the vacancy. If the Board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.7 Action by the Board - Subject to any unanimous shareholder agreement, the Board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to Section 4.8, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board. Where there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

4.8 Meeting by Communications Facilities - If all the directors of the Corporation consent, a meeting of the Board or of a committee of the Board may be held by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and committees of the Board. If a majority of directors participating in a meeting held under this Section are then in Canada, the meeting shall be deemed to be held in Canada.

4.9 Place of Meetings - Meetings of the Board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the Board need not be held in Canada.

4.10 Calling of Meetings - Meetings of the Board shall be held from time to time at such time and at such place as the Board, the chair of the Board, the chief executive officer, the president, a vice-president or any two directors may determine.

4.11 Notice of Meeting - Notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 11.1 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner waive notice of a meeting of the Board, and attendance of a director at a meeting constitutes a waiver of notice, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.12 First Meeting of New Board - Provided a quorum of directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

4.13 Adjourned Meeting - Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.14 Regular Meetings - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.15 Meetings Without Notice. A meeting of the Board may be held at any time and place permitted by the Act or the articles or the by-laws without notice or on shorter notice than that provided for in this by-law, and proceedings at such meeting shall not be invalidated if all or if all the directors are present in person (except where a director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if not so present have received notice, or before or after the meeting or the time prescribed for the notice of such meeting, in writing waive notice of or accept short notice of such meeting.

4.16 Chair - The chair of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chair of the Board, chief executive officer, president, or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chair.

4.17 Votes to Govern - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question of those directors entitled to vote. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.18 Conflict of Interest - A director or officer who:

(a)	is a party to; or

(b)	is a director or an officer of, or has a material interest in, any person who is a party to;

a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of such director's or officer's interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed material contract or transaction shall be referred to the Board or shareholders for approval in accordance with the Act even if such contract or proposed material contract or transaction is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders, and a director interested in a contract or transaction so referred to the Board shall not attend any part of a meeting of the Board during which the contract or transaction is discussed and shall not vote on any resolution to approve such contract or transaction except as provided by the Act.

4.19 Remuneration and Expenses - Subject to the articles and any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor in that capacity.

SECTION 5
DELEGATION

5.1 Committee of Directors - The Board may appoint a committee of directors and delegate to such committee any of the powers of the Board except those which, under the Act, a committee of directors has no authority to exercise.

5.2 Transaction of Business - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

5.3 Procedure - Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

SECTION 6
OFFICERS

6.1 Appointment - Subject to the articles and any unanimous shareholder agreement, the Board may from time to time appoint a chief executive officer, president, chief financial officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this by-law and subject to the Act, the articles and any unanimous shareholder agreement, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to Section 6.2, an officer may but need not be a director and one person may hold more than one office.

6.2 Chair of the Board - The Board may from time to time also appoint a chair of the Board who shall be a director. If appointed, the Board may assign to the chair any of the powers and duties that are by any provision of this by-law assigned to the chief executive officer; and the chair shall, subject to the Act, have such other powers and duties as the Board may specify. During the absence or disability of the chair of the Board, the chair's duties shall be performed and the chair's powers exercised by the chief executive officer if the chief executive officer is a director, failing which, such other director as the majority of the directors shall determine.

6.3 Chief Executive Officer – If appointed, the chief executive officer, subject to the authority of the Board, shall be responsible for implementing the strategic plans and policies of the Corporation as established by the Board; and the chief executive officer shall have such other powers and duties as the Board may specify. During the absence or disability of the chair, or if no chair has been appointed, the chief executive officer shall have the powers and duties of that office as contemplated in Section 6.2.

6.4 President - If appointed, the president shall have general supervision of the business of the Corporation and shall have such other powers and duties as the Board may specify. During the absence or disability of the chief executive officer, or if no chief executive officer has been appointed, the president shall also have the powers and duties of that office.

6.5 Chief Financial Officer – If appointed, the chief financial officer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; the chief financial officer shall render to the Board whenever required an account of all transactions as chief financial officer and of the financial position of the Corporation; and shall have such other powers and duties as the Board or the chief executive officer may specify.

6.6 Vice-President - If appointed, a vice-president shall have such powers and duties as the Board or the chief executive officer may specify.

6.7 Secretary - If appointed, the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; the secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the Board or the chief executive officer may specify.

6.8 Treasurer - If appointed, the treasurer shall have such powers and duties as the Board or the chief financial officer may specify. During the absence or disability of the chief financial officer, or if no chief financial officer has been appointed, the treasurer shall have the powers and duties of that office.

6.9 Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

6.10 Variation of Powers and Duties - The Board may from time to time and subject to the Act, vary, add to or limit the powers and duties of any officer.

6.11 Term of Office - The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the Board shall hold office until such officer's successor is appointed, or until such officer's earlier resignation.

6.12 Terms of Employment and Remuneration - The terms of employment and the remuneration of officers appointed by the Board shall be settled by it from time to time.

6.13 Conflict of Interest - An officer who:

(a)	is a party to; or

(b)	is a director or an officer of, or has a material interest in, any person who is a party to;

a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of such officer's interest at the time and in the manner provided by the Act.

6.14 Agents and Attorneys - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.15 Fidelity Bonds - The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

SECTION 7
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1 Limitation of Liability - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or on which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on such individual's part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such individual's office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations or from liability for any breach thereof.

7.2 Indemnity - Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if:

(a)

the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.

7.3 Insurance - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the Board may from time to time determine.

SECTION 8
SHARES

8.1 Allotment - Subject to the Act, the articles and any unanimous shareholder agreement, the Board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.2 Commissions - The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.3 Registration of Transfer - Subject to the Act, no transfer of shares shall be registered in a securities register except on presentation of the certificate or acknowledgment of the right to receive a certificate representing such shares with an endorsement which complies with the Act, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, on payment of all applicable taxes and any fees prescribed by the Board, on compliance with such restrictions on transfer as are authorized by the articles and on satisfaction of any lien referred to in Section 8.5.

8.4 Transfer Agents and Registrars - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

8.5 Lien for Indebtedness - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

8.6 Non-recognition of Trusts - Subject to the Act, the Corporation may treat the person in whose name a share is registered in the securities register as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share and otherwise to exercise all the rights and powers of an owner.

8.7 Security Certificates - Every holder of one or more securities of the Corporation shall be entitled, at the ~~security holder'~~Corporation’s option, to a security certificate, or to a non-transferable written acknowledgement of such security holder's right to obtain a security certificate, stating the number and class or series of securities held by such security holder as shown on the securities register. Security certificates and acknowledgements of a security holder's right to a security certificate, respectively, shall be in such form as the Board shall from time to time approve. Any security certificate shall be signed in accordance with Section 2.2 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of security certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile on security certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding on the Corporation. A security certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.8 Replacement of Security Certificates - The Board or any officer or agent designated by the Board may in its or such person's discretion direct the issue of a new security certificate in lieu of and on cancellation of a security certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding the amount prescribed by the Regulations, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.9 Joint Security Holders - If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

8.10 Deceased Security Holders - In the event of the death of a holder, or of one of the joint holders, of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except on production of all such documents as may be required by law and on compliance with the reasonable requirements of the Corporation and its transfer agents.

SECTION 9
DIVIDENDS AND RIGHTS

9.1 Dividends - Subject to the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.2 Dividend Cheques - A dividend payable in money shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such registered holder's recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 Non-receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4 Record Date for Dividends and Rights - The Board may fix in advance a date, preceding by not more than 50 days, the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date shall be given, not less than 7 days before such record date. Where no record date is fixed so, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

9.5 Unclaimed Dividends - Any dividend unclaimed after the expiry of the applicable limitation period shall be forfeited and shall revert to the Corporation.

SECTION 10
MEETINGS OF SHAREHOLDERS

10.1 Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.3, at such place as the Board, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.2 Special Meetings - The Board, the chair of the Board, the chief executive officer, or the president shall have power to call a special meeting of shareholders at any time.

10.3 Place of Meetings – Subject to the articles and any unanimous shareholder agreement, meetings of shareholders shall be held at the registered office of the Corporation or, if the Board shall so determine, at some other place in Ontario or, at some place outside Ontario if all the shareholders entitled to vote at the meeting so agree. A meeting of shareholders held under Section 10.4 is deemed to be held at the place where the registered office is located.

10.4 Participation by Electronic Means - If the Corporation chooses to make available a telephonic or electronic facility that permits all participants to communicate adequately with each other during a meeting of shareholders, any shareholder entitled to attend such meeting may participate in the meeting by means of such telephonic or electronic communication facility. A shareholder, who through such means votes at the meeting or establishes a communications link to the meeting is deemed to be present at the meeting. Notwithstanding any other provision of this by-law, any person participating in a meeting of shareholders pursuant to this Section who is entitled to vote at that meeting may vote, in accordance with the Act and the Regulations, by means of any telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.5 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 11.1 not less than 10 nor more than 50 days before the date of the meeting, or within such other period as may be provided by the Act or prescribed by the Regulations to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditors report, election of directors and reappointment of the incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.6 List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare within the time specified by the Act a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder. If a record date for notice is fixed pursuant to Section 10.7, the shareholders listed shall be those registered at the close of business on such record date. If no record date for notice is so fixed, the shareholders listed shall be those registered (a) at the close of business on the day immediately preceding the day on which notice of the meeting is given, or (b) on the day on which the meeting is held where no such notice is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

10.7 Record Date for Notice The Board may fix in advance a date, preceding the date of any meeting of shareholders by not less than 21 days and not more than 50 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than 7 days before such record date by newspaper advertisement and written notice in the manner provided by the Act. If no record date for notice is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be (a) at the close of business on the day immediately preceding the day on which notice of the meeting is given, or (b) on the day on which the meeting is held where no such notice is given.

10.8 Meetings without Notice - A meeting of shareholders may be held at any time and place permitted by the Act without notice or on shorter notice than that provided for herein, and proceedings thereat shall not be invalidated (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy (other than as expressly to object that the meeting is not lawfully called) or if those not present in person or represented by proxy waive notice before or after the meeting or the time prescribed for the notice thereof, in writing of such meeting being held, and (b) if the auditors and the directors are present or if those not present, waive notice of or otherwise consent to such meeting being held. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Ontario, shareholders not present in person or represented by proxy, but who have waived notice of such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.9 Chair, Secretary and Scrutineers - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chief executive officer, president, chair of the Board, or a vice-president who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.10 Persons Entitled to be Present - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.11 Quorum - Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be ~~one person~~two or more persons present in person, each being a shareholder entitled to vote thereat, or a duly appointed ~~representative or proxyholder~~proxy or proxy holder for an absent shareholder so entitled, ~~and~~ holding or representing in the aggregate not less than ~~a majority~~33 1/3% of the issued and outstanding shares of the Corporation ~~entitled to vote at the meeting.~~. If a quorum is present at the opening of any meeting of shareholders, the shareholders present in person or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present in person or represented by proxy may adjourn the meeting to a fixed time and place, but may not transact any other business.

10.12 Right to Vote - Subject to the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation must prepare a list referred to in Section 10.6, every person who is named in such list shall be entitled to vote the shares shown opposite such person's name.

10.13 Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or such shareholder's attorney and shall conform with the Act. Every such shareholder which is a body corporate or association may by resolution of its directors or governing body authorize an individual who need not be a shareholder to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chair of the meeting.

10.14 Time for Deposit of Proxies - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted on only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

10.15 Joint Shareholders - If two or more persons hold shares jointly, one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

10.16 Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either on a show of hands or on a ballot or on results of electronic voting, the chair of the meeting shall not be entitled to a second or casting vote.

10.17 Show of Hands - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. On a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken on a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote on the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders on the question.

10.18 Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chair may require a ballot of any person present or any shareholder or proxyholder entitled to vote on such question at the meeting may demand a ballot. A ballot so demanded shall be taken in such manner as the chair shall direct. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting on the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders on the question.

10.19 Adjournment - If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary to give notice of the adjourned meeting other than by announcement at the time of an adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more but not more than 90 days, notice of the adjourned meeting shall be given as for an original meeting but the management of the Corporation shall not be required to send a form of proxy in the form provided by the Act to each shareholder who is entitled to receive notice of the meeting.

10.20 Resolution in Writing - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

10.21 Only One Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

SECTION 11
NOTICES

11.1 Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Regulations, the articles, the by-laws or otherwise to a shareholder, director, officer or member of a committee of the Board or to the auditors shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to such person's recorded address or if mailed to such person at such person's recorded address by prepaid ordinary or air mail or if sent to such person at such person's recorded address by facsimile or if provided to such person by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario). A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received by the addressee on the fifth day after mailing; and a notice so provided by electronic means (including by facsimile) shall be deemed to have been sent and received in the manner and at the time specified in the Electronic Commerce Act, 2000 (Ontario). The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by the secretary to be reliable.

11.2 Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.3 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.4 Undelivered Notices - If any notice given to a shareholder pursuant to Section 11.1 is returned on two consecutive occasions because such shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until such shareholder informs the Corporation in writing of such shareholder's new address.

11.5 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6 Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to such person's name and address being entered on the securities register (whether such notice was given before or after the happening of the event on which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement provided by the Act.

11.7 Waiver of Notice - Any shareholder, (or such shareholder's duly appointed proxyholder), director, officer, auditors or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under the Act, the Regulations, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or by electronic means in accordance with the Electronic Commerce Act, 2002 (Ontario) except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

SECTION 12
REPEAL

12.1 Repeal - By-law No. 2, entitled “A by-law relating generally to the transaction of the business and affairs of Stem Cell Therapeutics Corp.” and made as of August 23, 2005, is repealed as of the coming into force of this by-law provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed by the directors under the provisions of this by-law or the Act until their successors are appointed.

SECTION 13
EFFECTIVE DATE

13.1 Effective Date - This by-law shall be effective when made by the Board.

Dated as of the ~~16th~~ [day] day of ~~September, 2013.~~[Month], [Year].

~~David Allan~~Calvin Stiller
Chairman